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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTREPID POTASH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202

April 9, 2012

Dear Stockholder:

        We cordially invite you to attend the 2012 annual meeting of stockholders of Intrepid Potash, Inc. The meeting will be held on Tuesday, May 29, 2012, at 10:00 a.m. local time, at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202.

        You will find important information about the matters to be voted on at the meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page notice regarding the Internet availability of these materials and our 2011 Annual Report instead of sending them a full set of printed materials. This notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to vote on the Internet or by phone and how to request to receive a printed copy of our proxy materials.

        Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone as described in the attached proxy materials. You also may vote by mail if you timely requested to receive printed copies of these proxy materials in the mail.

Very truly yours,

Robert P. Jornayvaz III Executive Chairman of the Board

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Tuesday, May 29, 2012
Time	10:00 a.m. Denver local time
Place	Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202
Items of Business	(1)	To elect two Class I directors nominated by our Board of Directors to serve three-year terms expiring at our 2015 annual meeting of stockholders
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012
	(3)	To approve, on an advisory basis, our executive compensation
	(4)	To approve the Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated
	(5)	To approve the Intrepid Potash, Inc. Equity Incentive Plan, as amended and restated
	(6)	To transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting
The accompanying proxy statement provides more details about each of these proposals.
Record Date	Only holders of record of our common stock on April 2, 2012, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment of the meeting.
Voting
Your vote is very important. Whether or not you plan to attend the meeting, we encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find specific information about how to cast your vote in the Question and Answer section of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2012
This notice, the proxy statement, and the 2011 annual report are available on our website at investors.intrepidpotash.com.

By Order of the Board of Directors of Intrepid Potash, Inc.

Martin D. Litt Secretary

Denver, Colorado
April 9, 2012

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2012 annual meeting of stockholders. The meeting will be held on Tuesday, May 29, 2012, at 10:00 a.m. local time, at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202.

        Unless the context otherwise requires, when we use the term "Intrepid," "us," "we," or "our," we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries.

What matters will be voted on at the meeting?

        We will ask stockholders to vote on the following matters at the annual meeting:

  (1)
  To elect two Class I directors nominated by our Board to serve three-year terms expiring at our 2015 annual meeting of stockholders

  (2)
  To ratify the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for 2012

  (3)
  To approve, on an advisory basis, our executive compensation

  (4)
  To approve the Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated

  (5)
  To approve the Intrepid Potash, Inc. Equity Incentive Plan, as amended and restated

  (6)
  To transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting

Why did I receive a one-page notice about the Internet availability of these materials instead of printed materials?

        Under rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish proxy materials to our stockholders on the Internet. Beginning on or about April 12, 2012, we will mail to most of our stockholders a one-page Notice of Internet Availability of Proxy Materials. If you receive this notice, you will not receive printed copies of the proxy materials unless you specifically request them. The notice provides instructions on how to access and review the proxy materials on the Internet, how to request to receive a printed set of the proxy materials by mail, and how to vote your shares.

        The notice also provides instructions on how to elect to receive all future proxy materials electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

What is the difference between a stockholder of record and a beneficial holder?

        Most of our stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Holder

        If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial holder of those shares. Your broker, bank, or nominee is the stockholder of record and therefore has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank, or nominee giving you the right to vote the shares.

Who can vote?

        Only stockholders of record at the close of business on the record date of April 2, 2012, are entitled to receive notice of, and to vote at, the annual meeting. As of April 2, 2012, there were 75,514,611 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the annual meeting.

        A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at the annual meeting and during normal business hours for the ten days prior to the annual meeting at our corporate headquarters located at 707 17th Street, Suite 4200, Denver, Colorado 80202.

How do I vote?

Stockholder of Record

        If you are a stockholder of record, you can vote over the telephone or on the Internet by following the instructions you received from us in the mail or by e-mail. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote in person at the meeting.

Beneficial Holder

        If you are a beneficial holder, you can vote over the telephone or on the Internet by following the instructions you received from your bank, broker, or nominee in the mail or by e-mail. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote in person at the meeting only if you obtain a signed proxy from your broker, bank, or nominee giving you this right.

        If you do not give your bank, broker, or nominee instructions as to how to vote, under the rules of the New York Stock Exchange, or NYSE, your bank, broker, or nominee may not vote your shares without your instructions on the election of directors or other non-routine items of business. Please be sure to return your voting instructions to your bank, broker, or nominee so your vote is counted.

Multiple Holdings

        If you hold shares BOTH as a stockholder of record and as a beneficial holder, YOU MUST VOTE SEPARATELY for each set of shares.

Can I change or revoke my vote?

        If you are a stockholder of record, you may change your vote at any time prior to the vote at the annual meeting by

  •
  submitting a new proxy with a later date using any of the available methods described above;

  •
  providing a written revocation to our Corporate Secretary; or

  •
  voting in person at the meeting.

        If you are a beneficial holder, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provided.

        Your attendance at the meeting will not automatically revoke your proxy.

What is the quorum requirement for the meeting?

        A quorum of stockholders is necessary for any action to be taken at the meeting (other than adjournment or postponement of the meeting). Our bylaws provide that a quorum exists if stockholders holding a majority of the outstanding shares of our common stock are present at the meeting in person or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum provided that the bank, broker, or nominee uses its discretionary authority to vote on at least one routine matter.

How will my shares be voted at the meeting?

        Your shares will be voted in accordance with your properly submitted instructions.

Stockholders of Record

        If you are a stockholder of record and you submit a proxy but do not include voting instructions on a particular matter, your shares will be voted FOR each of the five proposals described in this proxy statement (Proposals 1-5) in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the meeting or any adjournment or postponement of the meeting, your shares will be voted in the discretion of the named proxies.

Beneficial Holders and Broker Non-Votes

        If you are a beneficial holder and you do not provide voting instructions to your bank, broker, or nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2012 (Proposal 2). However, they do not have the discretion to vote your shares on non-routine matters, such as the election of directors, the advisory vote to approve executive compensation, and the approval of the incentive plans (Proposals 1 and 3-5). The unvoted shares are called "broker non-votes." Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal		Vote Required	Broker Discretionary Voting Allowed
(1)	Election of each Class I director	Majority of votes cast	No
(2)	Ratification of appointment of KPMG	Majority of votes cast	Yes
(3)	Advisory vote to approve executive compensation	Majority of votes cast	No
(4)	Approval of our Short-Term Incentive Plan, as amended and restated	Majority of votes cast	No
(5)	Approval of our Equity Incentive Plan, as amended and restated	Majority of votes cast	No

        For a proposal to receive a majority of the votes cast, the number of shares voted "for" that proposal must exceed the number of votes cast "against" that proposal. Abstentions and broker non-votes will not count as votes cast on any of the proposals.

        With respect to the election of Class I directors, each director nominee has tendered a contingent, irrevocable resignation to the Board that will become effective only if he fails to receive the required majority vote and the Board accepts the resignation. In the event a director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee of the Board (sometimes referred to as the Governance Committee) will make a recommendation to the Board as to whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results.

        Although the advisory vote on executive compensation is non-binding, as provided by law, our Board and its Compensation Committee will review the results of the vote and will consider the results in making future decisions on executive compensation.

Who will count the votes?

        A representative or designee of Computershare will tabulate the votes and act as inspector of election.

Who will pay the costs of soliciting votes for the meeting?

        We will pay all costs of soliciting proxies. We have retained Alliance Advisors LLC to assist in the solicitation of proxies. We expect to pay Alliance Advisors LLC $3,000, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, telephone, e-mail, or other electronic means of communication. In addition, our officers, directors, and employees, without additional compensation, may also solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries that will forward these materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

 PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        Our Board consists of six directors who are divided into three classes, designated as Class I, Class II, and Class III. In accordance with our bylaws and certificate of incorporation, the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The directors are divided as evenly as possible into the three classes. If the number of directors is not evenly divisible by three, the remaining positions are allocated first to Class III and then to Class II. The classes of directors serve for staggered three-year terms, with their current terms ending at the annual stockholders meeting in the following years: Class I directors—2012; Class II directors—2013; and Class III directors—2014.

        The Class I directors elected at the 2012 annual stockholders meeting will serve until the 2015 annual stockholders meeting. Our nominees for these Class I directorships are Terry Considine and Chris A. Elliott. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by the Board. Both nominees are currently serving on our Board, and Mr. Considine was elected by stockholders at our 2009 annual meeting. Our Board appointed Mr. Elliott to the Board in August 2010. As such, Mr. Elliott has not previously stood for election at an annual meeting. In 2010, we paid a fee to a third-party search firm to assist us with the identification of Mr. Elliott as a director.

        To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted "for" the nominee must exceed the number of votes cast "against" that nominee. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results.

        Our Corporate Governance Guidelines provide that the Governance Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The Governance Committee performed its evaluation and nominating committee functions in early 2012. The Governance Committee seeks independent directors who represent a mix of backgrounds and experiences that it believes will enhance the quality of the Board's deliberations and decisions. When searching for new candidates, the Governance Committee considers the evolving needs of the Board and searches for candidates to fill any current or anticipated future gaps. The Governance Committee selects each nominee based on the nominee's skills, achievements, and experience. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the members of the Board represent diverse and experienced viewpoints. The Governance Committee also believes that each nominee should have the highest level of personal and professional ethics, integrity, and values together with expertise that is useful to Intrepid and complementary to the background and expertise of other members of the Board. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on the Board and a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations.

        The Governance Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will contribute to our long-term success and effectively represent stockholder interests. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered.

        When seeking candidates for a new director, the Governance Committee solicits suggestions from incumbent directors, management, stockholders, and others. The Governance Committee has authority under its charter to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board.

        The Governance Committee will consider suggestions by stockholders of possible future nominees. The Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may nominate persons for election to the Board only in accordance with our bylaws. You can find more information about the requirements for submitting stockholder proposals, including proposals relating to director nominees, below under the heading "Stockholder Proposals."

        Below is biographical and other information about our Class I director nominees and continuing directors. We also provide for each director the specific experience, qualifications, and skills that helped lead our Board to conclude that he should serve as a director.

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by Our Board
Class I Nominees (Term Expires at 2012 Annual Meeting)
Terry Considine Age 65 Director since April 2008
	Mr. Considine has served as Chief Executive Officer and Chairman of Apartment Investment Management Company, a publicly held, multi-family apartment real estate investment trust, since 1994. Mr. Considine also served as Chief Executive Officer and Chairman of American Land Lease, Inc., another publicly held real estate investment trust from July 1996 through February 2009.	Management and director experience with complex public companies Business experience in the real estate industry
Chris A. Elliott Age 46 Director since August 2010
	Mr. Elliott has 24 years of work experience in the agriculture industry. Mr. Elliott has served as President and Chief Executive Officer of Agricultural Company of America Partners, LP since July 2007, a company that owns and manages agriculture real estate and operates farms producing a variety of crops over a diverse geographic spectrum. In addition, since 2007, Mr. Elliott has been the President and co-owner of Accuform Technologies, LLC, an agriculture product development company. Mr. Elliott previously served as President and Chief Executive Officer of Nutra-Park Inc., an agriculture plant growth regulator company, from 2002 to 2006.	Extensive experience in the agricultural industry In-depth knowledge of agricultural commodities

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by Our Board
Class II Directors (Term Expires at 2013 Annual Meeting)
J. Landis Martin Age 66 Director since December 2007
	Mr. Martin is the founder of the private equity firm Platte River Ventures and has been its Managing Director since 2005. Mr. Martin retired as Chairman and Chief Executive Officer of Titanium Metals Corporation, an integrated producer of titanium metals, where he served from 1989 until 2005. Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc., a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and was Chairman and Chief Executive Officer of Baroid Corporation from 1990 to 1994. Mr. Martin is Chairman of the Board of Directors of Crown Castle International Corp. and is also a director of Halliburton Company and Apartment Investment Management Company.	Management and director experience with complex public companies Business experience with complex companies in the manufacturing sector and energy industry
Barth E. Whitham Age 55 Director since April 2008
	Mr. Whitham has served as President and Chief Executive Officer of Enduring Resources, LLC, a company focused on the acquisition and exploitation of upstream energy assets in domestic onshore basins, since 2005, and also serves on its board of directors. From January 1991 to 2005, Mr. Whitham served as President and Chief Operating Officer of Westport Resources Corp., a publicly traded oil and gas exploration and production company, and also served on its board of directors. Mr. Whitham also serves as a director of Ensign Energy Services Inc., an oilfield services company publicly traded on the Toronto Stock Exchange.	Management and director experience with operations and management of complex public companies Business experience in the energy industry

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by Our Board
Class III Directors (Term Expires at 2014 Annual Meeting)
Robert P. Jornayvaz III Age 53 Director since December 2007
	Mr. Jornayvaz has served as our Executive Chairman of the Board since May 2010. Mr. Jornayvaz served as our Chairman of the Board and Chief Executive Officer from November 2007 until May 2010 and served, directly or indirectly, as a manager of Intrepid Mining LLC from January 2000 until its dissolution in 2008, at the time of our initial public offering, or IPO. As a manager of Intrepid Mining LLC, Mr. Jornayvaz, along with Mr. Harvey, was responsible for the business operations of Intrepid Mining LLC. Mr. Jornayvaz is the sole owner of Intrepid Production Corporation, which owns approximately 15 percent of our common stock as of April 2, 2012. He is also the sole owner of IPC Management LLC, one of two managers of the former Intrepid Mining LLC. Intrepid Production Corporation also owns 50 percent of Intrepid Oil & Gas, LLC, with an entity owned by Mr. Harvey as the other 50 percent owner. Mr. Jornayvaz has 13 years of experience in the potash industry and 30 years of experience in the oil and gas industry.	Management experience with us and Intrepid Mining LLC Experience in extractive and commodities businesses

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by Our Board
Hugh E. Harvey, Jr. Age 59 Director since November 2007
	Mr. Harvey has served as our Executive Vice Chairman of the Board since May 2010 and as a member of our Board since our formation in November 2007. Mr. Harvey served as our Chief Technology Officer from May 2009 until May 2010, our Chief Operating Officer from February 2009 to October 2009 and our Executive Vice President of Technology from November 2007 until May 2009. Mr. Harvey served, directly or indirectly, as a manager of Intrepid Mining LLC from January 2000 until its dissolution in 2008, at the time of our IPO. As a manager of Intrepid Mining LLC, Mr. Harvey, along with Mr. Jornayvaz, was responsible for the business operations of Intrepid Mining LLC. Mr. Harvey is sole owner of Harvey Operating and Production Company, which owns approximately 13 percent of our common stock as of April 2, 2012. He is also the sole owner of HOPCO Management LLC, one of two managers of the former Intrepid Mining LLC. Harvey Operating and Production Company also owns 50 percent of Intrepid Oil & Gas, LLC, with an entity owned by Mr. Jornayvaz as the other 50 percent owner. Mr. Harvey has 13 years of experience in the potash mining industry, over 27 years of experience in the oil and gas industry and a unique combination of mining, mineral processing, drilling, field operations, and economic evaluation experience.	Management experience with us and Intrepid Mining LLC Engineering and operational experience in extractive industries

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE. Proxies will be voted in favor of each nominee unless you specify otherwise in your proxy.

 PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the year ended December 31, 2012, and our Board is asking stockholders to ratify this selection. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of us and our stockholders.

        KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2011, and 2010. All services and fees including tax service fees were pre-approved by the Audit Committee.

	2011	2010
Audit Fees	$700,464	$724,710
Audit-Related Fees	—	20,470
Tax Fees	125,878	131,622
All Other Fees	—	—

Total Fees	$826,342	$876,802

        Audit fees included fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting, the review of our periodic reports, accounting consultations, and services related to, or required by, statute or regulation, such as consents, and other audit services related to SEC and other regulatory filings. Audit-related fees included fees associated with the review of SEC comment letters and related response letters. Tax fees related to assistance with compliance-related and technical research. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy and Procedures

        Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures:

  •
  If applicable, each year the Audit Committee reviews and pre-approves a schedule of the particular services and estimated fees for proposed audit and non-audit services to be provided by the independent accountants during the next annual audit cycle.

  •
  Actual amounts paid to the independent accountants are monitored by our financial management and reported to the Audit Committee.

  •
  Any services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed.

  •
  Incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking stockholders to approve, on an advisory basis, the compensation of our executives as disclosed in this proxy statement in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, and SEC rules. We encourage you to read the Compensation Discussion and Analysis, or CD&A, section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide detailed information about our compensation objectives, the design and operation of our executive compensation policies, and procedures and the 2011 compensation of our executives. Following our 2011 annual meeting, at which our stockholders supported an annual frequency for the advisory vote, our Board determined to hold the advisory vote on executive compensation annually. Accordingly, the next advisory vote on executive compensation will occur at our 2013 annual meeting.

        We believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders and is instrumental in helping us achieve solid financial performance. Specifically, our executive compensation program is designed to meet the following goals:

  •
  To provide compensation opportunities that attract, retain, motivate, and reward talented executives

  •
  To emphasize pay for performance by linking a portion of the compensation paid to executives to company and individual performance

  •
  To encourage stock ownership by our executives to align their interests with those of our stockholders generally

        Below are key features of our 2011 executive compensation program.

  •
  Executive Chairman Compensation and Stock Ownership—Mr. Jornayvaz, our Executive Chairman of the Board, did not receive an increase in his base salary or target bonus for 2011. His base salary remained at $100,000. Based on our corporate performance, Mr. Jornayvaz's 2011 cash bonus under our Short-Term Incentive Plan would have been $659,500; however, before the Compensation Committee approved any bonus amount, Mr. Jornayvaz asked that the Compensation Committee reduce the amount to $400,000. Mr. Jornayvaz owns 15 percent of our outstanding common stock as of April 2, 2012. As a significant stockholder, a meaningful amount of Mr. Jornayvaz's long-term compensation continues to come from returns on his ownership stake in our company. In addition, with his personal wealth tied directly to sustained stock price appreciation, his interests are aligned with the interests of stockholders.

  •
  Annual Cash Bonuses for Other Executives—Our other executives received cash bonuses under our Short-Term Incentive Plan equal to 131.9 percent of their target bonuses based on our 2011 financial and operational performance. The Compensation Committee also awarded discretionary cash bonuses to these executives in recognition of their leadership and performance in 2011.

  •
  Equity Awards and Stock Ownership Guidelines—For 2011, each of our executives received part of the value of his annual compensation in the form of restricted stock and stock options, thereby linking a portion of total compensation to our long-term stock price performance. We also maintain stock ownership guidelines that encourage our executives and other key employees to own meaningful amounts of our common stock, thereby better aligning their interests with those of our other stockholders. You can find details about these stock ownership guidelines below under the heading "Corporate Governance—Stock Ownership Guidelines."

  •
  Market Adjustments to Compensation—In February 2011, the Compensation Committee approved increases to the targeted total direct compensation for our executives other than Mr. Jornayvaz. The increases were effected through changes in base salary, target annual bonus, or target equity awards depending on the executive and were generally intended to establish targeted total direct compensation at a level between the 50th and 75th percentiles of general industry survey data for selected position descriptions. Because position matches were not a direct comparison for several of our executives, the Compensation Committee also considered proxy data of peer companies for selected positions to establish a range of total compensation within which adjustments were approved.

  •
  Limited Use of Employment Agreements—None of our employees has an employment agreement other than Messrs. Jornayvaz and Harvey. All executives are expected to demonstrate exceptional personal performance in order to continue serving as a member of our executive team.

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  Elimination of Excise Tax Gross-Ups—In 2010 and 2011, we eliminated all excise tax gross-up provisions from our employment and change-in-control severance agreements with our executives.

        We are asking stockholders to approve the following non-binding resolution:

    RESOLVED, that the compensation paid to Intrepid's executives, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is hereby APPROVED.

        This proposal, commonly called a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, this proposal is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 3. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

 PROPOSAL 4—APPROVAL OF THE INTREPID POTASH, INC. SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

        We are asking stockholders to approve the Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated, which we refer to as the Incentive Plan. We are seeking stockholder approval of the Incentive Plan to permit awards paid to certain executive officers to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m).

Background

        Prior to our IPO, our Board and stockholders approved the original Intrepid Potash, Inc. Short Term Incentive Plan, effective April 20, 2008, which we refer to as the Original Incentive Plan. In March 2012, the Compensation Committee and our Board unanimously approved the Incentive Plan, subject to stockholder approval. Our Board then directed that we submit the Incentive Plan to a vote of our stockholders at the annual meeting.

Purpose of the Incentive Plan; Section 162(m)

        The Incentive Plan is designed to provide annual incentives to our executive officers and other key employees to achieve pre-established, objective performance goals. The Incentive Plan is an important element of our executive compensation program. It provides incentives for the achievement of near-term financial and operational corporate goals and individual objectives.

        The Incentive Plan is also designed to preserve the deductibility of payments that constitute qualifying performance-based compensation for purposes of Section 162(m), as well as to provide for compensation not intended to constitute performance-based compensation under Section 162(m). Section 162(m) limits a corporation's federal tax deduction for compensation paid to "covered employees" (the chief executive officer and the other officers employed at yearend the compensation of which is disclosed in the proxy statement, other than the chief financial officer). Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible for federal income tax purposes.

        The deduction limit of Section 162(m) does not apply to qualifying performance-based compensation. Compensation can qualify as performance-based only if the material terms of the performance goals are disclosed to and approved by a company's stockholders before the compensation is paid and other requirements are satisfied. The material terms include the following: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goals are based; and (c) either the maximum amount of compensation that could be paid to an employee if the performance goals are achieved or the formula used to calculate the amount. Periodic stockholder approval of the material terms of performance goals is necessary to preserve a company's federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m).

        Plans adopted prior to an IPO, such as the Original Incentive Plan, generally have the benefit of a reliance period under Section 162(m), during which compensation paid is not subject to the deduction limit. Following the reliance period, the material terms of the plan must be approved by stockholders no later than the first stockholder meeting that occurs after three calendar years have elapsed since the year in which the IPO occurred.

        We are asking stockholders to approve the Incentive Plan at the annual meeting so that we may continue to take a federal income tax deduction for qualifying performance-based compensation payable to certain of our executive officers.

 Summary of the Incentive Plan

        The following is a summary of the material terms of the Incentive Plan, and does not describe all of the Incentive Plan terms. Please read the complete text of the Incentive Plan included as Appendix A to this proxy statement.

Purpose

        The purpose of the Incentive Plan is to provide an opportunity for eligible participants to earn competitive annual incentive compensation based on the achievement of pre-established, objective performance goals or targets. The Incentive Plan is intended to permit the payment of amounts that constitute qualified performance-based compensation for purposes of Section 162(m), as well as payments not intended to constitute performance-based compensation under Section 162(m).

Administration

        The Incentive Plan is administered and interpreted by the committee. The committee means the Compensation Committee or other committee of the Board appointed by the Board to administer the plan. The committee or the Board may designate one or more subcommittees consisting solely of two or more "outside directors" within the meaning of Section 162(m) with the power and authority delegated by the committee or the Board to administer the plan. All determinations and interpretations by the committee are final and binding on all persons.

Eligibility and Participation

        Awards under the Incentive Plan may be granted to executive officers or other key employee of Intrepid or any subsidiary whom the committee designates as a participant under the Incentive Plan for a plan year. As of April 2, 2012, eight executive officers and other key employees were eligible participants under the Incentive Plan. Within 90 days of the beginning of each plan year (our fiscal year, which currently runs from January 1 through December 31), the committee designates the participants for the plan year.

Target Awards and Performance Goals

        Within 90 days of the beginning of each plan year, the committee establishes (a) each participant's target award, if any, (b) the specific performance goals to receive an earned award, and (c) the formula or other methodology used to determine the amount of any earned award. The target awards, performance goals and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the Incentive Plan may be based on one or more of the following measures:

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  Absolute or relative total shareholder return

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  Return on assets, return on equity, or return on capital employed

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  Earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

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  Cash flow from operations

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  Gross or net revenues or gross or net margins

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  Levels of operating expense or other expense items reported on the income statement

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  Measures of customer satisfaction and customer service

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  Safety

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  Annual or multi-year production or average production growth

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  Annual or multi-year sales or average sales growth

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  Annual or multi-year production or sales volume

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  Annual or multi-year absolute or per-unit operating and maintenance costs

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  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

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  Debt ratios or other measures of credit quality or liquidity

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  Strategic asset sales or acquisitions in compliance with the specific criteria set in advance by the committee

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  Annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the committee

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  Compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations, or policies

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  Staffing and retention

        The performance goals may be based on pro forma numbers and may include or exclude the effect of payment of awards under the Incentive Plan and any other incentive or bonus plan of Intrepid. Subject to Section 162(m) requirements, the level of attainment of the performance goal may be adjusted to exclude (a) certain extraordinary or non-recurring items as described in the applicable accounting rules, (b) the effects of any changes in accounting principles affecting the reported results of Intrepid or a business unit, or (iii) any other adjustment consistent with the requirements of Section 162(m) that is pre-specified for the plan year by the committee.

Earned Awards and Payment of Awards

        After the end of each plan year, the committee reviews and certifies the level of attainment of the performance goals for the year and calculates the potential earned award amount for each participant based on the pre-specified formula or other methodology. The incentive award to be paid to any covered employee will not exceed the maximum award amount described below. The committee has discretion to reduce or eliminate the amount of any potential earned award for any reason (including individual performance).

        All earned awards are paid as soon as reasonably practicable after the end of the plan year and the committee's certification of the level of attainment of the performance goals and determination of the earned award for each participant, but in no event later than March 15 of the year following the plan year for the award unless otherwise deferred. Earned awards are ordinarily paid in cash, but the committee has discretion to pay all or any portion of an earned award in stock pursuant to the terms of our equity plan. A participant must be employed on the date of payment in order to be eligible to receive an earned award except as otherwise determined by the committee.

Maximum Award

        The maximum amount of compensation payable as a performance award under the Incentive Plan to a participant who is determined to be a covered employee for purposes of Section 162(m) for any calendar year is $5 million.

Amendment and Termination

        The Incentive Plan may be amended or terminated at any time for any reason by our Board. No amendment will be effective without stockholder approval if stockholder approval is necessary for purposes of Section 162(m).

Recoupment of Awards

        Awards granted or amounts payable under the Incentive Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, to the extent the policy applies to such award or amount and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.

Tax Withholding

        All earned awards will be subject to applicable tax withholdings.

Unfunded; Unsecured General Creditor

        Amounts payable under the Incentive Plan will be paid from our general assets. The rights of any participant or beneficiary will be only those of an unsecured general creditor.

New Plan Benefits

        The amounts of awards payable under the Incentive Plan, if any, are not determinable. The potential amount payable to any participant depends on the performance goals established for the participant, the determination as to whether the performance goals were met, the participant's individual performance and the discretion of the committee. Following the reliance period described above, no amounts will be paid to any participant under the Original Incentive Plan or under the Incentive Plan if stockholder approval of the Incentive Plan is not obtained. In that event, the Compensation Committee likely would consider other forms of incentive compensation as necessary or appropriate to attract or retain key employees.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

PROPOSAL 5—APPROVAL OF THE INTREPID POTASH, INC. EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

        We are asking stockholders to approve the Intrepid Potash, Inc. Equity Incentive Plan, as amended and restated, which we refer to as the Equity Plan. We are seeking stockholder approval of the plan in order to permit certain awards that may be granted in the future under the plan to qualify as performance-based compensation for purposes of Section 162(m), and to make other changes described below. We are not asking stockholders to approve additional shares for awards under the plan at this time.

Background

        Prior to our IPO, our Board and stockholders approved the original Intrepid Potash, Inc. 2008 Equity Incentive Plan, effective April 20, 2008, which we refer to as the Original Equity Plan. In March 2012, the Compensation Committee and our Board, unanimously approved the Equity Plan, subject to stockholder approval. Our Board then directed that we submit the Equity Plan to a vote of our stockholders at the annual meeting.

 Purpose of the Equity Plan; Section 162(m)

        The Equity Plan is an equity incentive plan that is designed to provide long-term equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with those of our stockholders. The Equity Plan is designed with the flexibility to award stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards in the form of performance shares, performance units, or cash-based awards, and other stock-based awards to eligible individuals. Following our IPO, long-term equity incentives have been an important part of our incentive compensation program. A significant portion of total annual compensation of our executive officers is paid in the form of long-term equity awards to more closely align the interests of management with the long-term interests of our stockholders.

        As discussed in more detail above under the heading "Proposal 4—Approval of the Intrepid Potash, Inc. Short-Term Incentive Plan, as Amended and Restated," Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible for federal income tax purposes. This deduction limit does not apply to qualifying performance-based compensation if the material terms of the performance goals are disclosed to and approved by stockholders and other requirements are met. Following our IPO, we have had the benefit of a reliance period under Section 162(m), during which compensation paid from equity awards have not been subject to the deduction limit. In connection with the end of the reliance period, we are now asking stockholders to approve the Equity Plan so that we may continue to take a federal income tax deduction for certain qualifying performance-based compensation payable with respect to awards granted to certain executive officers. If our stockholders do not approve the Equity Plan at the annual meeting, we may continue to grant awards under the Original Equity Plan. However, future grants made under the Original Equity Plan may not qualify as performance-based compensation under Section 162(m).

Summary of Proposed Changes from the Original Equity Plan

        The amendments to the Original Equity Plan include the following changes:

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  Prohibit the repricing of options and stock appreciation rights and similar actions without prior stockholder approval

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  Provide for the recoupment, or clawback, of certain awards pursuant to an applicable company policy or law

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  Revise provisions relating to Section 162(m) to permit certain awards to qualify as performance-based compensation

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  Add cash-based awards as a form of performance award

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  Revise the definition of a change of control and the treatment of outstanding awards in the event of a change of control

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  Extend the duration of the plan to May 28, 2022

Summary of the Equity Plan

        The following is a summary of the material terms of the Equity Plan, and does not describe all of the plan terms. Please read the complete text of the Equity Plan included as Appendix B to this proxy statement.

Purpose and Awards

        The plan is intended to enhance the ability of Intrepid and its affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals to contribute to our growth and success, to provide incentives to individuals to contribute to our long-term growth and profitability, and to further align the interests of these individuals with the interests of stockholders. The plan permits the grant of restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards.

Administration

        The Compensation Committee or another committee of the Board generally administers the plan. The committee or the Board may delegate to one or more subcommittees (for example, a subcommittee consisting solely of outside directors or one or more members of the board who are also officers) the power and authority to grant awards to specified groups of eligible individuals. The committee selects participants and determines the amount, type, and other terms and conditions of the awards. The committee has full authority to administer the plan, including the authority to interpret and construe any provision in the plan and the terms of any award agreement and to adopt such rules and regulations for administering the plan that it may deem necessary or appropriate. Pursuant to this authority, on or after the date of grant of an award, the committee may (a) accelerate the date on which an award becomes vested, exercisable or transferable; (b) extend the term of any award, including, without limitation, extending the period following termination of a participant's service during which the award may remain outstanding; (c) waive any conditions with regard to vesting, exercisability or transferability of an award; and (d) make changes to recognize differences in local law, tax policy, or custom for individuals employed outside the United States.

Stock Subject to the Plan, Adjustments, and Share Counting

        We are not asking stockholders to approve any additional shares for awards under the plan relative to the Original Equity Plan. As a result, a total of 4,119,409 shares of our common stock, $0.001 par value per share, may be delivered pursuant to awards granted under the plan after December 31, 2011. This number equals the 5,000,000 shares previously authorized for issuance under the Original Equity Plan minus the aggregate number of shares delivered, or reserved for delivery, as of December 31, 2011. The number of shares that may be delivered under the plan is subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange, or any other similar corporate event. Outstanding awards under the plan are also subject to similar adjustment for these types of events.

        To the extent that an award outstanding on December 31, 2011, or an award granted after that date, expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the shares retained or returned to us will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and shares tendered in payment of any exercise price or taxes relating to an award will be again available for awards under the plan. Shares that we issue under the plan may be authorized but unissued shares or previously issued shares that we have reacquired and held as treasury shares. Fair market value is generally defined under the plan as the closing sale price of a share of our common stock on the NYSE. The closing price of a share of our common stock on April 2, 2012, was $24.60.

Individual Award Limits

        Subject to adjustment for certain changes in capitalization, the maximum number of shares that may be granted to any participant in a calendar year is (a) 500,000 shares with respect to options and stock appreciation rights; (b) in connection with a participant's commencement of service with us, an additional 500,000 shares with respect to options and stock appreciation rights, which shall not count against the limit described in (a) above; and (c) 500,000 shares with respect to awards of restricted stock, restricted stock units, and performance shares that are intended to qualify as performance-based awards under section 162(m). Subject to adjustment for certain changes in capitalization, the maximum number of shares for awards paid to a participant for an annual performance period pursuant to an award of performance units that are intended to qualify as performance-based awards under Section 162(m) is 500,000, and, for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is 12. Subject to adjustment for certain changes in capitalization, the maximum amount that may be paid to any participant for cash-based awards that are intended to qualify as performance-based awards under Section 162(m) for an annual performance period is $10 million and, for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is 12.

Eligibility and Participation

        All employees, officers, or directors of Intrepid or an affiliate are eligible to participate in the plan when selected by the committee for an award. Certain consultants and advisers who provide services to us or an affiliate are also eligible to participate when selected by the committee for an award. As of April 2, 2012, approximately 80 of our employees, officers, directors, consultants, and advisors were eligible participants under the Incentive Plan.

Significant Features of Awards

        The following is a description of the significant terms that apply to each type of award that may be issued under the plan:

  Restricted Stock, Restricted Stock Units, and Performance Awards

        The committee may grant an award of shares of restricted stock, which is an award of actual shares subject to a risk of forfeiture and restrictions on transfer. The committee may also grant an award of restricted stock units, which is a bookkeeping entry representing the equivalent of shares of stock. The committee may also grant a performance award in the form of performance shares, performance units, or a cash-based award which vest or payout based on the attainment of performance goals and any other terms and conditions determined by the committee. The terms and conditions of any award of restricted stock, restricted stock units, performance shares, performance units, or a cash-based award will be determined by the committee. Except as set forth in the award agreement, upon termination of a participant's services, any unvested shares of restricted stock or restricted stock units will be forfeited. Each award agreement will set forth the extent to which the participant will retain performance shares, performance units or cash-based awards upon termination of service.

  Performance-Based Compensation

        The committee may grant one or more awards designed to qualify as "performance-based" compensation under Section 162(m) based on the grant, vesting, or payout of such awards being contingent on the achievement of certain pre-established performance goals. The committee will establish objective performance goals within 90 days of the beginning of the performance period and the formula or other methodology used to determine the number or value of shares, units, or payout of any earned award. The target awards, performance goals, and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the plan may be based on one or more of the following measures:

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  Absolute or relative total shareholder return

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  Return on assets, return on equity, or return on capital employed

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  Earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

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  Cash flow from operations

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  Gross or net revenues or gross or net margins

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  Levels of operating expense or other expense items reported on the income statement

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  Measures of customer satisfaction and customer service

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  Safety

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  Annual or multi-year production or average production growth

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  Annual or multi-year sales or average sales growth

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  Annual or multi-year production or sales volume

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  Annual or multi-year absolute or per-unit operating and maintenance costs

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  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

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  Debt ratios or other measures of credit quality or liquidity

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  Strategic asset sales or acquisitions in compliance with the specific criteria set in advance by the committee

  •
  Annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the committee

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  Compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations, or policies

  •
  Staffing and retention

        The performance goals may be based on pro forma numbers and may include or exclude the effect of payment of awards under the plan and any other incentive or bonus plan of Intrepid. Subject to Section 162(m) requirements, the level of attainment of the performance goal may be adjusted to exclude (a) certain extraordinary or non-recurring items as described in the applicable accounting rules, (b) the effects of any changes in accounting principles affecting the reported results of Intrepid or a business unit, or (c) any other adjustment consistent with the requirements of Section 162(m) that is pre-specified for the plan year by the committee.

        After the applicable performance period has been completed, the committee will certify the level of achievement of the performance goals and determine the number or value of any earned award.

  Options and Stock Appreciation Rights

        Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an "incentive stock option," or "ISO" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code), or a nonqualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the grant price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. Except for substitute awards, the exercise or grant price of each option and stock appreciation right will be at least 100 percent of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed 10 years and the option or stock appreciation right will vest over a period determined by the committee. The award agreement may provide that the period of time over which an option other than an ISO and stock appreciation right may be exercised will be automatically extended if on the scheduled expiration date, the exercise of the option or stock appreciation right would violate applicable securities laws or our insider trading policy. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates.

  Other Stock-Based Awards

        The committee may grant other types of stock-based awards in which participants may (a) acquire shares of stock or (b) receive an award, whether payable in cash or stock, the value of which is determined in whole or in part, based on the value of our common stock, subject to the terms and conditions of the plan.

Dividends and Dividend Equivalents

        The committee will determine and set forth in the award agreement whether the participant will be entitled to receive (currently or on a deferred basis) dividends or dividend equivalents with respect to shares of stock covered by the award; provided, however, in no event may dividends or dividend equivalents be paid on awards that vest or pay based on the attainment of performance goals until and to the extent the award is earned, although amounts can be accumulated. The committee may provide that any dividends paid on shares subject to an award will be reinvested in additional shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the award.

Change of Control

        The committee may, in its sole discretion, provide at the time of the award or otherwise for specific treatment of an outstanding award at any time prior to, coincident with, or after the time of a change of control. Unless otherwise provided by the committee: (a) the acquiror may, without the consent of the participant, either assume our rights and obligations under outstanding awards or substitute the award with a substantially equivalent award for the acquiror's stock, provided, however, if the award is continued, assumed, or substituted and within 24 months after the change of control the participant's service is terminated without cause or the participant resigns for good reason, the following will apply: (i) all options and stock appreciation rights will become immediately exercisable and (ii) any restrictions imposed on restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards will lapse and the award will be paid in cash or stock, except that awards subject to performance-based conditions will be paid at the target level for the full calendar year of the termination or resignation and any prior periods; and (b) if the awards are not continued, assumed, or substituted, the committee may: (i) provide for full vesting; (ii) provide for expiration; (iii) with respect to options and stock appreciation rights, provide for cancellation and a cash payment; or (iv) make any other provision for outstanding awards as the committee deems appropriate.

        For purposes of the plan, a "change of control" occurs upon the occurrence of any one of the following events:

  •
  Any individual, entity or group (other than our current principal owners) becomes the beneficial owner of more than 50 percent of our voting securities.

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  The directors on our Board at the beginning of any 24-month period, or directors nominated by those directors, cease to constitute a majority of the Board.

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  There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 50 percent or less by our voting security holders prior to the transaction.

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  Our stockholders approve a complete plan of liquidation or dissolution.

Tax Withholding

        The plan provides that participants may elect to satisfy certain federal, state, and local income tax and employment tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.

Recoupment of Awards

        Awards granted or amounts payable under the plan will be subject to the terms of any Intrepid compensation recoupment policy then applicable, if any, to the extent the policy applies to such award or amount and any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation.

Repricing

        Except for adjustments to reflect the effects of certain corporate transactions, the plan requires stockholder approval of any amendment or modification to outstanding options or stock appreciation rights that reduces the exercise or grant price; provides for a cancellation and replacement grant with a lower exercise or grant price; provides for a cancellation for cash or another award if the exercise or grant price is higher than the then-current fair market value; or provides for any other change that would be treated as a repricing under the exchange upon which our shares are traded.

Amendment and Termination

        Generally, our Board may amend, modify, or terminate the plan at any time; provided, however, that no amendment or modification may become effective without approval of stockholders if stockholder approval is required to satisfy any applicable statutory or regulatory requirements or if we determine that stockholder approval is otherwise necessary or desirable. We will not make any grants under the plan after May 28, 2022, but awards outstanding at that time will continue in accordance with their terms.

Federal Income Tax Consequences

        The following is intended only as a brief summary of the current material U.S. federal income tax consequences of awards granted under the plan. The tax consequences to a participant will depend upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting, or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible excise taxes) or taxes imposed under state, local, or foreign tax laws.

Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards

        If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. However, the participant may elect under Section 83(b) of the Code within 30 days of the date of grant to recognize ordinary income or shares of restricted stock as of the date of grant equal to the excess of the fair market value of the shares on the date of grant, over the amount paid, if any. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. If a participant receives an award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment or receipt of shares, the participant will generally not recognize income for federal income tax purposes at the time of grant of such award and we are not entitled to a deduction at that time. At the time the performance and/or vesting requirements or other restrictions are satisfied, the participant will recognize ordinary income in the amount equal to the fair market value of any shares delivered or the amount of any cash paid. If a participant sells or disposes of shares delivered to the participant pursuant to an award, the participant will recognize short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.

Options and Stock Appreciation Rights

        In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received over the aggregate base price for the shares. A participant will not recognize ordinary income upon exercise of an ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant's capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Section 409A

        Section 409A of the Code imposes election, payment, and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20 percent additional tax. Certain awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.

Section 162(m)

        Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deduction limitation of Section 162(m). Under the plan, options, and stock appreciation rights granted with an exercise price at least equal to 100 percent of the fair market value of the underlying shares on the date of grant and certain other awards paid to covered employees that are conditioned upon achievement of performance goals are intended to qualify as "performance-based" compensation. A number of requirements must be met in order for compensation paid or earned with respect to an award granted under the plan to qualify as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

        The amount of awards payable under the plan are not determinable. No awards have been granted that are conditioned upon stockholder approval of the plan. You can find more information regarding our equity-based awards granted to our executives during 2011 below under the heading "Executive Compensation—Grants of Plan-Based Awards in 2011."

 Stock Options Granted Under the Plan

        The following table sets forth, as of December 31, 2011, the aggregate number of stock options that we have granted under the Original Equity Plan since its adoption in 2008 to our individual executive officers, our executive officers as a group, our directors who are not executive officers as a group, and all employees as a group. In accordance with SEC rules, we have not included in the table information about any other types of awards granted under the plan or information about stock options that have been forfeited or exercised and are therefore no longer outstanding. You can find information about currently outstanding stock options held by our executives and directors below under the headings "Executive Compensation—Outstanding Equity Awards at the End of 2011" and "Director Compensation—Director Compensation Table."

Name or Group	Number of Securities Underlying Stock Options Granted
Robert P. Jornayvaz III	60,173
David W. Honeyfield	47,168
Martin D. Litt	24,972
John G. Mansanti	11,495
Kelvin G. Feist	3,751

Executive officers, as a group	147,559

Directors who are not named above, as a group (includes director nominees)	60,173

All employees, as a group (includes executive officers and employee directors)	396,898

        We have not granted any stock options under the plan to any of our non-employee directors, including our director nominees, Terry Considine and Chris A. Elliott. We also have not issued any stock options under the plan to associates of any of our executive officers, directors, or director nominees or to any other person who has received or is expected to receive five percent of options available under the plan.

Share Usage Analysis

        The following table provides information about our use of shares authorized under the Original Equity Plan for the last three years (including options and shares of restricted stock that were granted and subsequently forfeited, withheld, or otherwise returned to us):

Year	Number of Options Granted	Number of Shares of Restricted Stock and Unrestricted Common Stock Granted
2011	102,196	71,201
2010	120,473	83,705
2009	174,229	91,277

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

 EQUITY COMPENSATION PLAN INFORMATION

        Set forth below is information as of December 31, 2011, regarding our equity compensation plan:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	351,582	(1)	$26.26	4,119,409	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	351,582		$26.26	4,119,409

(1)
Represents shares issuable upon the exercise of outstanding nonqualified stock options issued under our 2008 Equity Incentive Plan.

(2)
Represents shares available for future issuance under our 2008 Equity Incentive Plan.

CORPORATE GOVERNANCE

Director Independence

        Our Board is comprised of a majority of independent directors. Our Board has determined that each of Terry Considine, Chris A. Elliott, J. Landis Martin, and Barth E. Whitham is an independent director under the rules of the SEC and NYSE and does not have any material relationship with us other than his position as a director and stockholder. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE's director independence rules. Our Board also considered the relationships described below among directors and in each case concluded that the relationship did not compromise the director's independence.

        Mr. Martin—Each of Messrs. Jornayvaz and Harvey has an investment in an investment fund controlled by Mr. Martin. Our Board considered among other things that each of these investments constitutes less than 1 percent of the total amount of the fund.

        Messrs. Considine and Whitham—Each of Messrs. Considine, Jornayvaz, and Whitham has made investments in companies that were created to acquire and own residential apartment properties and that are managed and controlled by Mr. Considine's son. Our Board considered among other things the size and characteristics of the respective investments made by each of Messrs. Considine, Jornayvaz, and Whitham.

        Mr. Whitham—Enduring Resources, LLC and BH Holdings LLC have entered into an Aircraft Dry Lease Agreement and Crew Services Agreement relating to an aircraft owned by BH Holdings. Mr. Whitham is the Chief Executive Officer and President of Enduring Resources, and BH Holdings is owned by entities controlled by Messrs. Jornayvaz and Harvey. Our Board considered among other things the monetary value of the proposed transactions and nature of the agreement. Enduring Resources did not use the aircraft owned by BH Holdings during 2011.

 Board Leadership Structure

        We currently do not have a position entitled chief executive officer. We have one individual serving as our principal executive officer and chairman of our Board. Specifically, our Board has appointed Mr. Jornayvaz to serve as our Executive Chairman of the Board and our principal executive officer for SEC and NYSE reporting purposes. Our Board believes that Mr. Jornayvaz is best situated to serve as Executive Chairman of the Board because he is the director most familiar with our business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside the company and from different industries, while Mr. Jornayvaz brings company- and industry-specific experience and expertise. At this time, our Board believes that the combined role of Executive Chairman of the Board and principal executive officer promotes strategy development and execution and facilitates information flow between management and our Board, each of which is essential to effective corporate governance. One of the key responsibilities of our Board is to develop strategic direction and to hold management accountable for the execution of strategy once it is developed. Our Board believes the combined role of Executive Chairman of the Board and principal executive officer, supported by an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independent Lead Director

        Our Board has selected Mr. Martin to serve as its independent lead director. Our lead director has the following responsibilities:

  •
  Serves as the principal liaison between non-management directors and the Executive Chairman of the Board and between the Board and our stockholders

  •
  Presides over regularly scheduled executive sessions of non-management directors and meetings of independent directors

  •
  Presides at all Board meetings at which the Executive Chairman of the Board is not present

  •
  Together with the Executive Chairman of the Board, approves meeting agendas for the Board and reviews any materials, as so desired by the lead director, that will be distributed to the Board; the lead director also may request that additional materials be distributed to the Board

  •
  Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items

  •
  At his or her discretion, calls meetings of the non-management directors

  •
  If requested by major stockholders, ensures that he or she is available for consultation and direct communication

  •
  Performs any other duties as may from time to time be delegated to the lead director by the Board

Risk Management

        We are exposed to a number of risks, and at least annually we undertake a risk management review to identify and evaluate risks throughout our company and to develop plans to manage them effectively. We have established an Enterprise Risk Management program to assist in this process. Our Executive Vice President of Human Resources and Risk Management, James N. Whyte, is directly responsible for our risk management functions, and in this capacity he periodically updates the Board regarding ongoing assessment and mitigation of our risks. In fulfilling his responsibilities, Mr. Whyte works closely with members of senior management, general managers, and others within Intrepid to identify and design programs or procedures to mitigate potential risks where possible. We also have established a compliance program, including our Code of Business Conduct and Ethics and ancillary statements and policies, and have appointed a Chief Compliance Officer to manage the compliance program. In this capacity, our Chief Compliance Officer reports directly to the Audit Committee.

        Our Board has an active role, as a whole and at its committee level, in overseeing management of our risks. Our Board regularly reviews information about our liquidity, capital expenditures, cost of goods sold, inventory, product pricing, and sales, as well as the associated risks in the potash market. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. The Governance Committee manages risks associated with director independence and potential conflicts of interest. Our Board oversees management of risks associated with operations, environmental, health, and safety. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports.

        As noted above, the Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. In this regard, the Compensation Committee has reviewed our compensation programs for employees and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee believes that the design of our annual cash and long-term equity incentive programs provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for our employees are capped, and we have the discretion to reduce bonus payments, or pay no bonus, based on individual performance or any other factors we may determine to be appropriate in the circumstances. As with the compensation of our executives, a significant portion of employee compensation is delivered in the form of incentive compensation or equity awards that help further align the interests of employees with those of stockholders.

Communication with Directors

        Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-management directors as a group, our lead director or any other individual director, may do so by submitting a written communication to our lead director at the following address:

Lead Director c/o Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202

        Communications can be made anonymously and confidentially using this method. A copy of communications will be forwarded to our legal counsel and retained for a reasonable period of time. Our lead director may discuss these communications with our legal counsel, independent advisors, non-management directors, or management and may take other action or no action as he or she determines in good faith, using reasonable judgment and discretion.

        The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters. We have established a toll-free telephone number for employees to use to report, on a confidential and anonymous basis, any concerns regarding questionable accounting, internal accounting controls, or auditing matters.

Stock Ownership Guidelines

        We believe that stock ownership by our directors and senior management better aligns their interests with those of our other stockholders. As such, our Board has established stock ownership guidelines that encourage these individuals to own significant amounts of our common stock. Specifically, each covered individual is expected to own Intrepid common stock with a minimum average value equal to a specified multiple of his or her then-current annual base salary or annual cash retainer. If the individual has not achieved this ownership level within a specified time period, the individual is expected to retain 50 percent of all common stock he or she receives from equity incentive awards (on an after-tax basis) until the ownership level has been achieved.

        The table below summarizes our stock ownership guidelines:

Individual	Multiple of Annual Base Salary or Cash Retainer	Phase-In Period
Chief Executive Officer or Principal Executive Officer	6	5 years after date of hire (or February 2016 if later)
Senior Vice Presidents and above	2	5 years after date of hire (or March 2014 if later)
Board members	5	5 years after date of first appointment or election (or February 2016 if later)

Committees and Meetings

        Our Board met six times in 2011. In 2011, each director attended in person or by phone 75 percent or more of the aggregate of the total number of meetings of the Board held while he was a director and of each committee on which he served during the period in which he served as a member of that committee. Each director is expected to attend our annual meetings. All of our directors other than Mr. Whitham attended our 2011 annual meeting.

        Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. Each of these committees is comprised solely of independent directors. The charters for these committees are available on our website at www.intrepidpotash.com. The following table sets forth the chairperson and members of each committee and the number of meetings held in 2011.

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Terry Considine	X	Chair	X
Chris A. Elliott	X	X	X
J. Landis Martin	Chair	X	X
Barth E. Whitham	X	X	Chair
Number of Meetings in 2011	7	4	6

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities to us and our stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management's processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements; the assessment of the independent auditor's qualifications and independence; the performance of our internal audit function; and compliance with laws and regulations and the requirements of any stock exchange or quotation system on which our securities may be listed. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. The Audit Committee also has oversight responsibility for our internal audit function. The head of our internal audit department reports directly to the Audit Committee.

        Audit Committee members are prohibited from serving on more than two other audit committees of public companies.

        Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE's director independence standards applicable to audit committee members, including the heightened independence requirements under the SEC's rules. In addition, the Board has determined that each of Messrs. Martin, Considine, and Whitham qualifies as an "audit committee financial expert" as defined by SEC rules.

Nominating and Corporate Governance Committee

        The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next annual meeting. The Governance Committee also oversees the evaluation of our Board and management succession plans, reviews from time to time our policies and practices on corporate governance including our Corporate Governance Guidelines, and recommends to our Board any changes it may deem necessary. Additionally, the Governance Committee is responsible for the periodic review and recommendation to the Board of the compensation structure for the non-employee directors for Board and committee service.

Compensation Committee

        The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our executives; administers our equity incentive plans (other than any plan applicable only to non-employee directors); and has overall responsibility for evaluating and approving (or recommending for approval to the Board) all compensation plans, policies, and programs that affect our executives. You can find more information about the Compensation Committee's role in setting executive compensation below under the heading "Executive Compensation—Compensation Discussion and Analysis." The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate; provided that any subcommittee must meet all applicable independence requirements. In addition, the Compensation Committee may not delegate to persons other than independent directors any functions that are required, under applicable NYSE rules or federal securities laws, to be performed by independent directors. In this regard, the Compensation Committee has formed a Section 162(m) Subcommittee comprised solely of "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" under Section 162(m). The 162(m) Subcommittee is responsible for, among other things, approving equity awards and performance-based compensation for our executives.

Director Designation and Voting Agreement

        In April 2008, Intrepid, Harvey Operating and Production Company (or HOPCO), Intrepid Production Corporation (or IPC), and Potash Acquisition, LLC (or PAL) entered into a Director

Designation and Voting Agreement. The largest beneficial owner of PAL was Platte River Ventures I, L.P. One of our directors, J. Landis Martin, was the managing member of the entity that acted as general partner of Platte River Ventures I, L.P. In November 2008, PAL distributed its shares of our common stock to its members. As a result, PAL's rights under the Director Designation and Voting Agreement terminated automatically. PAL was later dissolved. In December 2011, HOPCO, IPC, the manager of the dissolved PAL, and Mr. Martin entered into an Acknowledgement and Relinquishment under which (a) PAL and Mr. Martin acknowledged that PAL no longer has any rights under the Director Designation and Voting Agreement and (b) HOPCO and IPC released PAL from any obligations under the Director Designation and Voting Agreement.

        Under the Director Designation and Voting Agreement, each of HOPCO and IPC has agreed to designate one candidate for nomination and election to our Board and to vote their shares in favor of the other's candidate. We have agreed to use our best efforts to assure that the designees are included in the slate of nominees to the Board and recommended for election. We have also agreed not take any action to change the size of the Board to exceed seven members, without the prior consent of IPC and HOPCO, subject to any limitations imposed by the rules of the NYSE. IPC and HOPCO, together with shares beneficially owned by Messrs. Jornayvaz and Harvey, in the aggregate own approximately 28 percent of our outstanding common stock as of April 2, 2012. The directors currently serving on our Board under the Director Designation and Voting Agreement are Mr. Harvey (nominated by HOPCO) and Mr. Jornayvaz (nominated by IPC), both of whom are Class III directors whose terms expire in 2014. The rights and obligations under the Director Designation and Voting Agreement are not transferable upon sale or other transfer of common stock by IPC or HOPCO except to any affiliate of IPC or HOPCO. The agreement will terminate with respect to either stockholder party and its affiliates when their collective beneficial ownership falls below 5 percent of our outstanding common stock.

        Under the Director Designation and Voting Agreement, each of HOPCO and IPC has also agreed, except in the case of a transfer to each other, their affiliates or a public tender offer, to not knowingly sell shares of its common stock to any person if the result of that sale would be that the purchaser of such shares would own, directly or indirectly, 5 percent or more of our outstanding common stock.

        Other than the Director Designation and Voting Agreement, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Governance-Related Materials

        You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the written charters of the Audit Committee, Governance Committee, and Compensation Committee, in the investor relations section of our website at www.intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:

Corporate Secretary Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202

 COMPENSATION COMMITTEE REPORT

        The following report of the Compensation Committee is not "soliciting material," will not be deemed "filed" with the SEC, and will not be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (referred to as the Securities Act), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
Barth E. Whitham, Chairman Terry Considine Chris A. Elliott J. Landis Martin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2011, Messrs. Whitham, Considine, Elliott, and Martin served on our Compensation Committee. None of our executive officers currently serves, or served during 2011, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of Intrepid.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes our executive compensation program as it relates to the following individuals:

  •
  Robert P. Jornayvaz III—Executive Chairman of the Board

  •
  David W. Honeyfield—President and Chief Financial Officer

  •
  Martin D. Litt—Executive Vice President, General Counsel, and Secretary

  •
  John G. Mansanti—Senior Vice President of Operations

  •
  Kelvin G. Feist—Senior Vice President of Marketing and Sales

        When we refer to our "executives" throughout this proxy statement, we mean the five individuals named above.

Executive Summary

        We believe that a strong executive team is critical to our long-term success. As such, one of the key goals of our executive compensation program is to attract, motivate, and retain a talented team of executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders' long-term interests. We believe our executive compensation program, as described below, is appropriate in design and is in the best interests of our stockholders.

  2011 Performance Highlights

        As described in our Annual Report on Form 10-K for the year ended December 31, 2011, we delivered strong financial results in 2011. Below are some highlights of our 2011 performance.

  •
  We earned $1.45 per diluted share in 2011, as compared to $0.60 per diluted share in 2010, and had year-over-year improvements in our adjusted EBITDA* and our cash operating cost of goods sold per ton.*

  •
  Capital investments totaled approximately $136.3 million. We made significant progress on, or completed, certain strategic capital improvement projects, including the substantial completion of the dense media separation plant within our Langbeinite Recovery Improvement Project in Carlsbad, New Mexico and the construction of our compactor project in Wendover, Utah. We also made steady progress towards obtaining the issuance of a Record of Decision from the Bureau of Land Management for our HB Solar Solution Mine project.

  •
  At the end of 2011, we had $176.8 million of cash, cash equivalents, and investments; no outstanding debt; and $250.0 million available under our unsecured revolving credit facility.

  •
  Income before income taxes was $175.3 million for 2011, as compared to $75.0 million for 2010. Cash flows from operating activities were $173.9 million for 2011, as compared to $123.3 million for 2010.

  •
  We produced 813,000 tons, and sold 793,000 tons, of potash in 2011. This compares to 727,000 tons produced and 810,000 tons sold in 2010. The average net realized sales price* for potash increased to $472 per ton in 2011 from $363 per ton in 2010. Production was higher in 2011 primarily because we were producing at full production levels in 2011, whereas in 2010 we were adding production during the first half of the year following our market-driven production reductions that started in 2009.

  •
  Our cash operating cost of goods sold per ton, net of by-product credits,* for potash was $173 per ton in 2011, as compared to $184 per ton in 2010. The improvement was largely due to higher production rates as fixed production costs were spread over more tons produced and a higher ratio of sales from our Utah facilities. This was offset by an increase in depreciation per ton due to an increase in capital projects completed late in 2010 and during 2011.

  •
  We produced 141,000 tons, and sold 173,000 tons, of langbeinite, which we market as Trio®, in 2011. This compares to 159,000 tons produced and 204,000 tons sold in 2010. The average net realized sales price for Trio® increased to $236 per ton in 2011 from $174 per ton in 2010.

*
Adjusted EBITDA (or adjusted earnings before interest, taxes, depreciation, and amortization) is a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles. It is calculated as net income adjusted to add back interest expense, income tax expense, depreciation, depletion, and amortization, and accretion related to our asset retirement obligation. In some cases, we adjust EBITDA for unusual or non-recurring items.

  Cash operating cost of goods sold per ton and cash operating cost of goods sold per ton, net of by-product credits, are operating performance measures calculated as total cost of goods sold excluding royalties, depreciation, depletion, and amortization (and, if applicable, excluding by-product credits).

  Average net realized sales price is an operating performance measure calculated as gross sales less freight costs, divided by the number of tons sold.

  Pay for Performance

        Our executive compensation program is designed to reward performance and to align our executives' interests with the long-term interests of our stockholders generally. We emphasize pay for performance in several ways:

  •
  We pay annual cash bonuses based on corporate or individual performance. All or a significant portion of these bonuses are paid under our Short-Term Incentive Plan and are directly tied to the achievement of annual operational and financial goals that impact earnings and influence the longer-term value of our company. These bonuses are at risk if pre-established corporate goals are not met at designated levels. We also provide additional discretionary bonuses if we believe an executive has shown extraordinary leadership or individual performance.

  •
  A significant portion of executives' total annual compensation is paid in the form of long-term equity awards, the value of which is linked to our long-term stock price. For 2011, the value of these awards was split equally between time-vested restricted stock and time-vested stock options. For 2011, we believed this practice provided additional balance and diversity to our executive compensation packages. Both restricted stock and stock options increase in value as the value of our stock increases. However, stock options provide a benefit to the executive only if the value of our stock increases from the date of grant, while restricted stock has inherent value even if the value of our stock remains stable.

  •
  Our executives have significant responsibilities relating to our overall strategic direction; the execution of operating, marketing, and capital investment programs; and the overall management of our capital structure. As such, we believe that a significant portion of executives' compensation should be variable, or "at risk." As noted above, at-risk compensation includes, for example, annual bonuses and a portion of annual equity awards. This helps to ensure that executives with greater responsibility for achieving our performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if those goals are met.

  •
  In determining overall compensation for executives, the Compensation Committee considers how each executive's individual efforts and accomplishments contributed to the advancement of our long-term strategic goals and how each executive's individual efforts helped us to successfully manage the business through certain unpredictable challenges.

  2011 Executive Compensation Summary

        Below are key features of our 2011 executive compensation program.

  •
  Executive Chairman Compensation and Stock Ownership—Mr. Jornayvaz, our Executive Chairman of the Board, did not receive an increase in his base salary or target bonus for 2011. His base salary remained at $100,000. Based on our corporate performance, Mr. Jornayvaz's 2011 cash bonus under our Short-Term Incentive Plan would have been $659,500; however, before the Compensation Committee approved any bonus amount, Mr. Jornayvaz asked that the Compensation Committee reduce the amount to $400,000. Mr. Jornayvaz owns 15 percent of our outstanding common stock as of April 2, 2012. As a significant stockholder, a meaningful amount of Mr. Jornayvaz's long-term compensation continues to come from returns on his ownership stake in our company. In addition, with his personal wealth tied directly to sustained stock price appreciation, his interests are aligned with the interests of stockholders.

  •
  Annual Cash Bonuses for Other Executives—Our other executives received cash bonuses under our Short-Term Incentive Plan equal to 131.9 percent of their target bonuses based on our 2011 financial and operational performance. The Compensation Committee also awarded discretionary cash bonuses to these executives in recognition of their leadership and performance in 2011.

  •
  Equity Awards and Stock Ownership Guidelines—For 2011, each of our executives received part of the value of his annual compensation in the form of restricted stock and stock options, thereby linking a portion of total compensation to our long-term stock price performance. We also maintain stock ownership guidelines that encourage our executives and other key employees to own meaningful amounts of our common stock, thereby better aligning their interests with those of our other stockholders. You can find details about these stock ownership guidelines above under the heading "Corporate Governance—Stock Ownership Guidelines."

  •
  Market Adjustments to Compensation—In February 2011, the Compensation Committee approved increases to the targeted total direct compensation for our executives other than Mr. Jornayvaz. The increases were effected through changes in base salary, target annual bonus, or target equity awards depending on the executive and were generally intended to establish targeted total direct compensation at a level between the 50th and 75th percentiles of general industry survey data for selected position descriptions. Because position matches were not a direct comparison for several of our executives, the Compensation Committee also considered proxy data of peer companies for selected positions to establish a range of total compensation within which adjustments were approved.

  •
  Limited Use of Employment Agreements—None of our employees has an employment agreement other than Messrs. Jornayvaz and Harvey. All executives are expected to demonstrate exceptional personal performance in order to continue serving as a member of our executive team.

  •
  Elimination of Excise Tax Gross-Ups—In 2010 and 2011, we eliminated all excise tax gross-up provisions from our employment and change-in-control severance agreements with our executives.

        Each of these items is described in more detail later in this section.

Impact of 2011 Say-on-Pay Advisory Vote

        Under recently adopted SEC rules, we held our first "say-on-pay" advisory vote on executive compensation at our 2011 annual meeting in May 2011. At the meeting, stockholders expressed substantial support for the compensation of our executives, with approximately 98 percent of the votes cast for advisory approval of our executive compensation. When the Compensation Committee conducts its annual review of executive compensation during the first part of each year, it considers a variety of factors as discussed in this CD&A, including for 2012 and beyond the results of the previous year's advisory vote to approve executive compensation. While the Compensation Committee has reviewed the results of the 2011 advisory vote, it did not make any changes to our executive program or policies as a result of the vote in light of the very strong stockholder support.

Philosophy and Overview of Compensation

  Objectives

        The goals of our executive compensation program are described below:

  •
  To provide compensation opportunities that attract, retain, motivate, and reward talented executives

  •
  To emphasize pay for performance by linking a portion of the compensation paid to executives to company and individual performance

  •
  To encourage stock ownership by our executives to align their interests with those of our stockholders generally

  Elements of Compensation

        The primary elements of our 2011 executive compensation program are described below:

Element	Purpose	Intrepid Potash Practice
Base Salary	To provide a fixed amount of pay for an executive's primary duties and responsibilities	Base salaries are reviewed annually and are set based on market competitiveness, individual performance, and internal pay equity.
Annual Cash Incentive	To incentivize the achievement of near-term financial and operational corporate goals and individual objectives
Target annual cash bonuses are reviewed annually and set based on market competitiveness, individual performance, and internal pay equity. Payout amounts vary relative to company and individual performance. We use the same performance measures and goals to determine the bonuses paid to executives as we use for employees generally.
Long-Term Equity Incentive	To support our goals of retaining our critical talent and aligning management interests with those of stockholders
For 2011, equity awards were split equally between time-vested restricted stock and time-vested stock options. For both types of awards, the upside potential is tied to the market value of our common stock. In addition, stock options are entirely at risk based on this value.

        We also provide the following compensation elements to our executives:

Element	Purpose	Intrepid Potash Practice
Employee Benefits	To provide basic health, life and disability insurance, and 401(k) benefits	These benefits are generally consistent with the benefits provided to our other employees and with benefits provided by other companies of our size.
Perquisites	To provide benefits that are designed to keep our executives in good health and to increase their time and travel efficiencies
Executives are eligible for a gym membership allowance and paid parking, which are benefits that are generally consistent with the benefits provided to all of our Denver-based employees. Executives are also eligible for an executive physical allowance, supplemental disability benefits, and, subject to approval from the Executive Chairman of the Board or Executive Vice Chairman of the Board, personal use of our leased corporate aircraft under certain circumstances.
Change-in-Control Benefits	To preserve executive productivity and encourage retention in an actual or potential change in control	These benefits are carefully tailored to our company and are generally competitive with benefits offered by similarly situated companies.

Role of the Compensation Committee and Management, and Use of Consultants

        For determining 2011 executive compensation, the Compensation Committee retained Pay Governance LLC, or Pay Governance, as its independent compensation consultant. As discussed in more detail below, Pay Governance helped the Compensation Committee collect and analyze executive compensation survey and proxy data, provided information about general compensation trends, and provided advice on a variety of executive compensation matters. Pay Governance did not provide any other consulting services to us or our management in 2011.

        While survey and proxy data can be useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program's objectives with the realities of rewarding and retaining our valued executives and to measure the individual performance of our executives. In addition, the Compensation Committee asks Messrs. Jornayvaz and Honeyfield to make recommendations about the compensation to be paid to the executives who report to them. While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, Messrs. Jornayvaz, Honeyfield, and other members of our executive management team meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The Compensation Committee meets periodically in executive session without management present.

Role of Peer Groups and Benchmarking

        For purposes of setting 2011 executive compensation, the Compensation Committee considered executive compensation survey and proxy data prepared by Pay Governance. Messrs. Jornayvaz and Honeyfield also considered this data in making recommendations to the Compensation Committee regarding the compensation for the executives who report to them. The Compensation Committee decided that it would use general industry survey data as the primary benchmark and would review proxy data for a select group of peer companies only to validate the findings of the general industry survey data and to provide additional context on compensation levels for executives working for companies in the fertilizer, natural resources and specialty chemical industries that are similar to us in terms of revenue. The Compensation Committee also used the proxy data to evaluate overall program structure and incentive program design.

        The survey and proxy data was used principally to gauge the reasonableness and competitiveness of our executive compensation packages, with the general view that, to continue to attract and retain the executive talent that we believe is critical to our success, the base salary and targeted total direct cash compensation for each executive should be between the 50th and 75th percentiles of the general industry survey data for selected position descriptions. Because position matches were not a direct comparison for several of our executives, we also considered proxy data of peer companies for selected positions to establish a range of total compensation within which adjustments were approved. In some cases, we have paid executives below or above the median of the market data in recognition of unique circumstances relating to us or the executive, such as the location of our corporate headquarters in Denver, an executive's previous experience in the potash or related industries, or an executive's position, duties, or performance.

        Pay Governance used the following process to prepare the survey data that it provided to the Compensation Committee. First, data was gathered from a 2010 general industry executive compensation survey performed by Towers Watson that included approximately 800 companies from all industries and covered compensation paid in 2009. At the Compensation Committee's direction, Pay Governance sorted this data in three ways in an attempt to mitigate year-over-year volatility in revenues and pay levels and to consistently assess the different data ranges. The data were appropriately sized to a $370 million annual revenue scope, which was representative of our budgeted revenue level for 2011, and sorted to include only companies with revenues between $150 million and $700 million and only companies with revenues between $200 million and $500 million as these ranges were considered a reasonable set of ranges of revenue that we might likely achieve given the volatility in commodity prices and production results associated with our business. Pay Governance then provided, for each executive position, the annual market base salary, target cash compensation and total direct compensation at the 25th, 50th, and 75th percentiles of the sized and sorted data. The Compensation Committee reviewed this data only on an aggregate basis and did not receive a list of the individual component companies or consider the individual practices of those companies.

        Pay Governance used the following process to prepare the proxy data that it provided to the Compensation Committee. It gathered proxy-reported compensation data relating to compensation paid during 2009 by a group of peer companies recommended by management and selected by the Compensation Committee. For each executive position, Pay Governance provided the proxy data for each peer company and in summary for the group as a whole. The data included annual market base salary, target and actual annual bonus awards, actual annual equity awards and target and actual total direct compensation levels at the 25th, 50th, and 75th percentiles of the data.

        Below are the peer groups we used for evaluating 2011 and 2010 executive compensation. Companies shown in boldface type were in both peer groups. For 2010, our peer group generally focused on companies in our industry or similar industries. Acknowledging that it was difficult to find companies that matched our industry and revenues, for 2011, we selected a peer group that included companies that (a) had revenues ranging from $109 million to $963 million and market capitalizations ranging from $227 million to $3.0 billion and (b) were in our industry or other extraction industries or were based in Colorado.

2011 Peer Group	2010 Peer Group
AMCOL International Corporation	Agrium Inc.
American Vanguard Corporation	AMCOL International Corporation
Berry Petroleum Company	AMVAC Chemical Corporation
Bill Barrett Corporation	Bill Barrett Corporation
Brush Engineered Metals Inc.	Brush Engineered Materials Inc.
Clayton Williams Energy, Inc.	CF Industries Holdings, Inc.
Compass Minerals International Inc.	Clayton Williams Energy, Inc.
Crocs, Inc.	Compass Minerals International Inc.
Delta Petroleum Corporation	Lundin Mining Corporation
DigitalGlobe, Inc.	The Mosaic Company
Forest Oil Corporation	Potash Corporation of Saskatchewan Inc.
Golden State Resources Limited	Rosetta Resources Inc.
Lundin Mining Corporation	The Scotts Miracle-Gro Company
National CineMedia, Inc.	SM Energy Company
Petroleum Development Corporation	Terra Industries Inc.
Rosetta Resources Inc.	Thompson Creek Metals Company Inc.
RTI International Metals, Inc.	Venoco, Inc.
SM Energy Company
Thompson Creek Metals Company Inc.
Titanium Metals Corporation
Venoco, Inc.

2011 Compensation Decisions

  Base Salary

        Mr. Jornayvaz's current employment agreement sets his salary at $100,000, subject to annual review by the Compensation Committee. When we entered into this agreement with Mr. Jornayvaz in May 2010, he requested that we reduce his salary to $100,000 in connection with the reallocation of day-to-day responsibilities to other executives, including Mr. Honeyfield. For 2011, the Compensation Committee decided not to make any changes to this salary.

        In February 2011, the Compensation Committee conducted its annual review of executive salaries. The Compensation Committee made the following changes to the salaries for Messrs. Honeyfield and Mansanti (and approved Mr. Litt's salary as unchanged):

Name	2010 Salary	Change	2011 Salary (Effective 2/2/11)
David W. Honeyfield	$355,000	13%	$400,000
Martin D. Litt	$300,000	0%	$300,000
John G. Mansanti	$255,000	4%	$265,000

        In making these changes, the Compensation Committee reviewed survey and proxy data and generally targeted salaries at amounts that resulted in targeted total direct compensation between the 50th and 75th percentiles of the general industry survey data. Mr. Honeyfield's salary was set at the higher end of this range based on qualitative factors including a conclusion that it was difficult to find comparative survey and proxy data that took into account the combined position of President and Chief Financial Officer and a positive assessment of Mr. Honeyfield's management of his increased responsibilities in connection with the continued transition of Messrs. Jornayvaz and Harvey into their current roles.

        When we hired Mr. Feist in January 2011 as our Vice President of Marketing and Sales, the Compensation Committee set his salary at $210,000. Mr. Feist's compensation package was negotiated between management and Mr. Feist, and we believe it was an important factor in allowing us to attract Mr. Feist to Intrepid. In November 2011, we promoted Mr. Feist to Senior Vice President of Marketing and Sales upon his successful assumption of responsibilities from R.L. Moore, who retired as our Senior Vice President of Sales and Marketing. Based upon management's recommendation, the Compensation Committee approved an increase in Mr. Feist's salary to $232,000 to compensate him for the increased responsibilities associated with his promotion.

  Annual Cash Incentive

  Short-Term Incentive Plan Bonuses

        Background.    We have adopted the Intrepid Potash, Inc. Short-Term Incentive Plan, which allows for the payment of annual bonuses based on the attainment of pre-established annual performance goals. The plan was approved by our stockholders prior to our IPO. As described above under the heading "Proposal 4—Approval of the Intrepid Potash, Inc. Short-Term Incentive Plan, as Amended and Restated," at the annual meeting we will be asking stockholders to approve an amendment and restatement of this plan to enable awards granted under the plan to qualify as "performance-based compensation" within the meaning of Section 162(m). You can find more information about Section 162(m) below under the heading "Accounting Impact and Tax Deductibility of Compensation."

        The Compensation Committee administers the plan. Within the first 90 days of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate in the plan, establishes their target bonus amounts, and sets the performance goals for the year in accordance with the plan. The target bonus amounts and performance goals are communicated to plan participants. Shortly after the end of each year, the Compensation Committee determines the bonus payments to be made for the year, if any, based on actual performance as compared to the pre-established goals. Bonuses are paid in cash or stock as soon as administratively feasible following the Compensation Committee's determination, but no later than March 15 of the following year. Our Board can amend or terminate the plan at any time, subject to any restrictions under Section 162(m).

        In determining annual bonuses for our non-executive employees, we use the same performance measures and goals as we use for executives and other key employees under our Short-Term Incentive Plan.

        2011 Bonus Calculation.    Executive bonuses for 2011 under our Short-Term Incentive Plan were calculated as follows:

Name	2011 Salary	×	Target Bonus Amount / Target Bonus as a Percentage of Base Salary	×	Corporate Performance Percentage	=	2011 Cash Bonus under Short-Term Incentive Plan
Robert P. Jornayvaz III	(1)		$500,000		131.9%		$400,000	(2)
David W. Honeyfield	$396,193		50% / 75%(3)		131.9%		$382,929
Martin D. Litt	$300,000		40%		131.9%		$158,280
John G. Mansanti	$264,154		50%		131.9%		$174,209
Kelvin G. Feist	$196,677		40%		131.9%		$103,767

(1)
Under his employment agreement, Mr. Jornayvaz is entitled to a target bonus of $500,000. This amount is not tied to his annual base salary of $100,000.

(2)
Before the Compensation Committee approved the 2011 cash bonuses for executives, Mr. Jornayvaz asked that the Compensation Committee reduce his 2011 bonus to $400,000 from $659,500 (which is the amount that he otherwise would have earned based on the pre-determined bonus calculations under the Short-Term Incentive Plan).

(3)
Mr. Honeyfield's target bonus percentage was 50 percent of his base salary for the period from January 1 to February 1, 2011, and 75 percent of his base salary for the period from February 2 to December 31, 2011.

        Target Bonus Percentages.    Mr. Jornayvaz's current employment agreement provides that his target annual bonus is generally intended to be $500,000. This amount was negotiated between the Compensation Committee and Mr. Jornayvaz when the agreement was entered into in May 2010.

        In February 2011, the Compensation Committee established the target annual bonuses for Messrs. Honeyfield, Litt, and Mansanti under our Short-Term Incentive Plan as follows:

	Target Annual Bonus as a Percentage of Salary
Name	2010	2011 (effective 2/2/11)
David W. Honeyfield	50%	75%
Martin D. Litt	40%	40%
John G. Mansanti	50%	50%

        In establishing these percentages, as described above under the heading "Base Salary," the Compensation Committee reviewed survey and proxy data and generally targeted total direct compensation between the 50th and 75th percentiles of the general industry survey data. The Compensation Committee also considered management's recommendations and the additional qualitative factors described above for Mr. Honeyfield.

        When we hired Mr. Feist in January 2011, the Compensation Committee set his target annual bonus at 40 percent of his annual base salary.

        Corporate Performance Percentage.    The actual bonus paid to each of our executives under our Short-Term Incentive Plan could have ranged from 0 to 200 percent of the executive's target annual bonus based on the achievement of the pre-established performance goals.

        In February 2011, taking into account management's recommendations, the Compensation Committee approved the 2011 performance measures, goals, and weightings under the plan. In general, for each measure, the Compensation Committee set threshold, target, and maximum levels of performance that corresponded to payouts within the range of 0 to 200 percent.

        In January 2012, the Compensation Committee reviewed actual performance in 2011 as compared to the pre-established goals and, based on management's recommendations, approved a payout of 131.9 percent for 2011 under the Short-Term Incentive Plan calculated as follows:

Measure	Weight	Resulting Payout on the Measure Based on Actual Performance	Contribution to Total Corporate Performance Percentage
Safety	18%	144%	25.9%
Capital Investment	18%	75%	13.5%
Cash Cost of Goods Sold per Ton of Potash	18%	114%	20.6%
Production Tons of Potash and Langbeinite	18%	119%	21.5%
Adjusted EBITDA	18%	200%	36.0%
SOX 404 Compliance	5%	114%	5.7%
Right-Size Staffing	5%	174%	8.7%

Total Corporate Performance Percentage			131.9%

        We include below more information about our reasons for selecting each of these measures and the calculations used to determine the resulting payout on each measure. Overall, management recommended, and the Compensation Committee approved, these measures, goals, and weightings because we believe they appropriately focus our executives and employees on the important elements of our business.

  •
  Safety—Safety is a core value and operating requirement for us. Over the past few years, we have had solid improvement in our safety measures; however, we believe there is always room for improvement. We include employee and contractor hours in our safety calculations to emphasize, throughout each of our work sites, that the culture of dedicated safety programs applies to all people who perform work on our property.

Weight				18%
Performance Against Goal
Payout Range	Goal: improve our medical reportable incident rate	Actual Performance	Resulting Payout on this Metric
200%	30% improvement
100%	10% improvement	19% improvement	144%
75%	No change
0%	20% worsening or a fatality
				x 144%

Contribution to Total Corporate Performance Percentage					25.9%

  •
  Capital Investment—The execution of capital projects on budget and within established timelines is critical to our success. This measure had objective and subjective components. On the objective component, we evaluated our ability to deliver against estimated costs for capital projects and against the estimated timeline for completion of authorizations for expenditures, or AFEs. The criteria selected were designed to drive more accuracy and predictability to the completion of investments in capital projects while at the same time rewarding employees for accuracy in their budgeting of capital projects. On the subjective component, management separately reviewed progress on several of our larger capital projects and made a subjective determination that our performance with respect to these projects had been largely positive. Specifically, management considered the number of projects successfully completed; the focus on the larger projects together with the management of a significant number of contractors; and improvements that continued to be made in the capital projects group in Carlsbad, New Mexico, offset by an overall reduced level of capital deployment compared to budgeted amounts. As shown below, our actual performance on the objective goal would have resulted in no payout under this measure; however, based on management's evaluation of the subjective component, management recommended, and the Compensation Committee approved, a payout on this metric at 75 percent.

Weight					18%
Performance Against Goals
Payout Range	Objective Goal: new AFEs initiated after 1/1/2010 and closed in 2011 were within 5% more or 15% less of the original AFE amount and were completed within one month of the estimated completion date	Actual Performance on Objective Goal	Actual Performance on Subjective Goal	Resulting Payout on this Metric
200%	90% of AFEs in specified ranges
100%	70% of AFEs in specified ranges	35%	Largely Positive	75%
0%	Less than 50% of AFEs in specified ranges				x 75%

Contribution to Total Corporate Performance Percentage						13.5%
  •
  Cash Cost of Goods Sold per Ton of Potash (Excluding Abnormal Production)—Cash cost of goods sold per ton of potash (excluding abnormal production) is largely a function of the operating rates at our plants and our ability to manage costs associated with production. Together with other metrics, it is one of the key drivers of our overall financial performance. Taking into account management's recommendation, the Compensation Committee set the goal for a 100 percent payout on this metric at the Board's budgeted amount for the year. As shown below, a lower cost per ton correlated to a higher payout on this metric.

Weight				18%
Performance Against Goal
Payout Range	Goal	Actual Performance	Resulting Payout on this Metric
200%	$166
100%	$184	$181	114%
20%	$206
				x 114%

Contribution to Total Corporate Performance Percentage					20.6%
  •
  Production Tons of Potash and Langbeinite—The production of tons of potash and langbeinite is believed to be mostly within the control of management. The metric was intended to measure our ability to produce tons against a budget with the budget considering productive capacity and expected market demand for product. Taking into account management's recommendation, the Compensation Committee set the goal for a 100 percent payout on this metric at the Board's budgeted amount for the year. We narrowed the payout range as compared to 2010 to reflect our expectation at the time that we would see less variation in production results in 2011 as compared to 2010 and that our operations would make it more difficult to achieve the upper end of the range. We exceeded our production goal for potash, but were short of our production goal for Trio®. When combined, total production exceeded budget, as shown below.

Weight				18%
Performance Against Goal
Payout Range	Goal	Actual Performance	Resulting Payout on this Metric
200%	1,015,275
100%	940,069	954,692	119%
20%	846,062
				x 119%

Contribution to Total Corporate Performance Percentage					21.5%
  •
  Adjusted EBITDA—We believe that our stockholders use adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) to measure our core profitability. Adjusted EBITDA is a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles. For this purpose, we calculated the amount as net income adjusted to add back interest expense, income tax expense, depreciation, depletion, and amortization, and accretion related to our asset retirement obligation. In some cases, we adjust EBITDA for unusual or non-recurring items. Taking into account management's recommendation, the Compensation Committee set the goal for a 100 percent payout on this metric at the Board's budgeted amount for the year. As noted below, our adjusted EBITDA exceeded our maximum payout goal, resulting in a payout on this metric at 200 percent. Our strong performance on this metric was due to a combination of strong potash sales, higher-than-expected average net realized sales prices for both potash and Trio®, and lower cost of goods sold for potash, offset by higher cost of goods sold for Trio®. We excluded from EBITDA an insurance settlement and amounts recorded as income related to certain refundable employment-related credits in New Mexico. Both of these items related to prior periods and were considered non-recurring.

Weight				18%
Performance Against Goal
Payout Range	Goal	Actual Performance	Resulting Payout on this Metric
200%	$173 million
100%	$144 million	$192 million	200%
20%	$119 million
				x 200%

Contribution to Total Corporate Performance Percentage					36.0%
  •
  SOX 404 Compliance—Regulatory compliance is believed to be an important element of being a public company. We measured our SOX 404 compliance using the definitional criteria used to measure compliance with the internal control objectives as defined in the Sarbanes-Oxley Act of 2002. During 2011, we made several revisions to our SOX 404 compliance program to obtain testing efficiencies while maintaining the integrity and adequacy of the program, which resulted in a different population of controls at the end of the year as compared to the beginning of the year. Accordingly, we had to apply subjective judgment to measure performance. Taking into account management's overall SOX 404 compliance evaluation and recommendation, the Compensation Committee approved a payout on this metric at 114 percent.

Weight				5%
Performance Against Goal
Payout Range	Goal	Actual Performance	Resulting Payout on this Metric
200%	Fewer than 10 deficiencies (none
	significant)	Nine deficiencies
100%	No significant deficiencies	(none significant)	114%
0%	Material weakness			x 114%

Contribution to Total Corporate Performance Percentage					5.7%

  •
  Right-Size Staffing—The people we employ are some of our most important assets and constitute our single largest operating expenditure. Therefore, it is important that we have the right number of appropriately qualified employees.

Weight				5%
Performance Against Goal for Hourly Positions (70%)
Payout Range	Goal: fill hourly positions within 90 days of general manager approval	Actual Performance	Resulting Payout on this Metric
200%	97%
100%	85%	96%	189%
0%	60%

Performance Against Goal for Salaried Positions (30%)
Payout Range	Goal: fill salaried positions within 90 days of general manager approval	Actual Performance	Resulting Payout on this Metric
200%	97%
100%	85%	90%	140%
0%	60%			x 174%

Contribution to Total Corporate Performance Percentage					8.7%

  Discretionary Bonuses

        In February 2012, the Compensation Committee approved the following discretionary cash bonuses for our executives:

Name	2011 Discretionary Cash Bonus
David W. Honeyfield	$75,000
Martin D. Litt	$40,000
John G. Mansanti	$50,000
Kelvin G. Feist	$20,000

        In approving the amount of Mr. Honeyfield's discretionary bonus, the Compensation Committee considered the recommendation of Mr. Jornayvaz and Mr. Honeyfield's leadership and performance in 2011, including his leadership in managing the continued transition of Messrs. Jornayvaz and Harvey into their current roles. In approving the discretionary bonuses for Messrs. Litt, Mansanti, and Feist, the Compensation Committee considered the recommendations of Messrs. Honeyfield and Jornayvaz and the executives' leadership and performance in 2011. Specifically, the Compensation Committee took note of Mr. Litt's efforts relating to government affairs and our steady progress towards obtaining the issuance of a Record of Decision from the Bureau of Land Management for our HB Solar Solution Mine project; Mr. Mansanti's leadership in mine management and capital projects; and Mr. Feist's successful integration into the sales and marketing organization.

  Starting Bonuses for Kelvin G. Feist

        When we hired Mr. Feist in January 2011, the Compensation Committee approved the payment to him of a starting bonus of $85,000, as well as an additional bonus of $8,835, payable in March 2011. As noted above, Mr. Feist's compensation package was negotiated between management and Mr. Feist, and we believe it was an important factor in allowing us to attract Mr. Feist to Intrepid. The additional bonus (together with the additional equity grants discussed below) was intended to compensate Mr. Feist for equity awards from his previous employer that he forfeited when he joined Intrepid.

  Long-Term Equity Incentive

  Background

        Our long-term incentive compensation program is a broad-based, long-term retention and incentive program that is intended to attract, retain, and motivate quality employees, officers, and directors and to align their interests with those of our stockholders. Specifically, the program is designed to meet the following goals:

  •
  To attract excellent candidates

  •
  To reward multi-year company performance measured by stock price appreciation

  •
  To align executive and stockholder interests

  •
  To promote long-term retention of key employees

We believe this program is critical to our efforts to create and maintain a competitive advantage in our industry.

  2011 Annual Equity Awards

        Award Amounts.    Mr. Jornayvaz's current employment agreement provides that his annual equity award is generally intended to have a grant date fair value of $750,000. This amount was negotiated between the Compensation Committee and Mr. Jornayvaz when the agreement was entered into in May 2010. Mr. Jornayvaz requested that the Compensation Committee reduce his 2011 equity award to a grant date fair value of $500,000, which was approved by the Compensation Committee.

        Over the past few years, the Compensation Committee has been discussing long-term incentive award values and volatility in the market for these types of awards. For 2011, the Committee increased the target annual equity awards previously established for Messrs. Honeyfield, Litt, and Mansanti in order to provide an equity opportunity that was more consistent with the market median based on general industry survey data and to reflect the increased responsibilities that executives had undertaken with the continued transition of Messrs. Jornayvaz and Harvey into their current roles, as described in more detail above under the heading "Base Salary."

	Value of Target Annual Equity Award as a Percentage of Annual Base Salary
Name	2010	2011
David W. Honeyfield	90%	175%
Martin D. Litt	47%	70%
John G. Mansanti	55%	70%

        When we hired Mr. Feist in January 2011, the Compensation Committee set the value of his annual equity award at 70 percent of his annual base salary to be generally consistent with the target awards for other executives at his level.

        Form of Awards and Vesting Terms.    In 2011, as in prior years and in accordance with the market ranges provided by Pay Governance, the Compensation Committee split the value of each executive's annual equity award equally between time-vested stock options and time-vested restricted stock. For 2011, we believed this practice provided additional balance and diversity to our executive compensation packages. Both restricted stock and stock options increase in value as the value of our stock increases. However, stock options provide a benefit to the executive only if the value of our stock increases from the date of grant, while restricted stock has inherent value even if the value of our stock remains stable.

        In determining the number of options to grant, we divided the option portion of the award by the grant date fair value of each stock option (calculated using a Black-Scholes valuation technique and assumptions as described below in the table under the heading "Grants of Plan-Based Awards in 2011"). In determining the number of shares of restricted stock to grant, we divided the restricted stock portion of the award by the grant date fair value of each share of restricted stock (calculated using the closing market price of our common stock on the grant date).

        The awards vest in three equal annual installments beginning one year after the date of grant, subject to the grantee's continued employment with us. At the recommendation of Pay Governance, this vesting model was selected to encourage employee retention and to incentivize employees to act in our longer-term interests.

  Additional Equity Awards to Kelvin G. Feist

        When we hired Mr. Feist in January 2011, the Compensation Committee agreed to grant him shares of restricted stock to compensate him for equity awards from his previous employer that he forfeited when he joined Intrepid. Mr. Feist received 4,345 shares of restricted stock on February 1, 2011 and 1,157 shares of restricted stock on February 23, 2011. Of the 4,345 shares, 2,315 shares vested on December 31, 2011, 1,802 shares will vest on December 31, 2012, and 228 shares will vest on December 31, 2013, subject to Mr. Feist's continued employment with us on each vesting date. The 1,157 shares vested on December 31, 2011. These vesting terms were set in part by reference to the vesting terms of the equity awards that Mr. Feist forfeited.

  Employee Benefits

        Our employees, including our executives, are eligible for various employee benefits, including medical and dental insurance, group life, accidental death, and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. We also generally match 100 percent of an employee's 401(k) deferrals up to a specified percentage of compensation or as limited by law. These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.

  Perquisites

        We have adopted an aircraft use policy under which Messrs. Jornayvaz and Harvey, and other executives approved by Messrs. Jornayvaz and Harvey, are allowed personal use of our plane or planes that we lease or charter. We believe these benefits provide increased travel efficiencies, allowing more productive use of our executives' time, which, in turn, allows greater focus on Intrepid-related activities. For 2011, Mr. Jornayvaz did not have personal use of aircraft that resulted in incremental cost to us.

        Our executives are eligible for a gym membership allowance of up to $150 per month and paid parking. These benefits are generally consistent with the benefits we provide to all Denver-based employees. Executives are also eligible for allowances for regular physical examinations and supplemental long-term disability benefits. We believe that these benefits help us retain and reward our superior executive talent. We also believe that it is in our best interests for our executives and other employees to be in good health.

  Change-in-Control Benefits

        We have entered into change-in-control severance agreements with our executives and other key employees. These agreements are intended to meet the following objectives:

  •
  To reduce the distraction of the executives that would result from the personal uncertainties caused by a pending or threatened change in control

  •
  To encourage the executives' full attention and dedication to us during a proposed or pending change in control

  •
  To provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies

  •
  To retain key talent

        We carefully tailored these agreements to provide a mix of benefits that we believe support the objectives described above. Specifically, the agreements provide that unvested equity awards will vest immediately upon a change in control, but that no cash severance or other benefits will be paid unless there also is a qualifying employment termination event within 24 months after the change in control. You can find more information about these agreements below under the heading "Termination and Change in Control Payments."

Equity Award Practices

        Our current practice is to grant equity awards to executives only on a grant date that occurs in the first quarter of each year following the release of the prior year's earnings or in connection with certain management events, such as the hiring or promotion of an executive, a need to retain an executive, or the achievement by an executive of extraordinary personal performance objectives. Each equity award granted to our executives since the beginning of 2011 has a grant date that was on or after the date on which the Section 162(m) Subcommittee of the Compensation Committee approved the award. This Subcommittee may or may not possess material nonpublic information when it approves awards. However, this Subcommittee acts only at certain times of the year or in connection with certain management events and does not try to achieve more advantageous grant dates in connection with the timing of the release of material nonpublic information.

Accounting Impact and Tax Deductibility of Compensation

        The Compensation Committee reviews projections of the estimated accounting and tax impacts of all material elements of our executive compensation program.

        Section 162(m) generally provides that a publicly held corporation may not deduct in any one taxable year compensation in excess of $1 million to its chief executive officer and three other most highly compensated named executive officers employed at the end of the year other than its chief financial officer, unless certain specific and detailed criteria are satisfied. Awards granted under our 2008 Equity Incentive Plan and Short-Term Incentive Plan are designed to comply with a transition rule under Section 162(m) such that compensation paid pursuant to awards granted under the plans during the applicable transition period should be deductible by us. At the 2012 annual stockholders meeting, we are asking stockholders to approve amended and restated plans to enable awards granted under the plans to qualify as "performance-based compensation" for purposes of Section 162(m) provided additional requirements are satisfied. You can find more information about these proposals above under the headings "Proposal 4—Approval of the Intrepid Potash, Inc. Short-Term Incentive Plan, as Amended and Restated" and "Proposal 5—Approval of the Intrepid Potash, Inc. Equity Incentive Plan, as Amended and Restated." We intend to monitor our executive pay programs with respect to the requirements for deductibility under Section 162(m). However, we may pay compensation in excess of the Section 162(m) limitation if we conclude that doing so would be in the best interests of us and our stockholders.

        While we will consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we will also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Summary Compensation Table

        The following table sets forth the total compensation earned for services rendered during 2011, 2010, and 2009 by our principal executive officer, principal financial officer, and three other most highly compensated executive officers for 2011.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Robert P. Jornayvaz III	2011	$100,000	—	$249,973	$249,988	$400,000	$5,648	$1,005,609
Executive Chairman of	2010	$249,038	$226,417	$62,478	$62,494	$191,684	$10,753	$802,864
the Board	2009	$487,500	—	$365,622	$365,624	$110,000	$138,698	$1,467,444
David W. Honeyfield	2011	$396,193	$75,000	$339,983	$339,984	$382,929	$18,709	$1,552,798
President and Chief	2010	$339,616	—	$212,496	$212,492	$165,180	$12,586	$942,370
Financial Officer	2009	$315,000	$58,000	$125,008	$125,003	$110,880	$13,319	$747,210
Martin D. Litt(5)	2011	$300,000	$40,000	$105,000	$104,983	$158,280	$17,308	$725,571
Executive Vice President,	2010	$300,000	—	$159,977	$159,987	$116,640	$19,527	$756,131
General Counsel, and Secretary
John G. Mansanti(6)	2011	$264,154	$50,000	$92,723	$92,739	$174,209	$9,820	$683,645
Senior Vice President of	2010	$255,000	—	$94,978	$94,992	$123,930	$81,152	$650,052
Operations	2009	$52,471	$220,000	$374,984	—	—	$1,590	$649,045
Kelvin G. Feist(7)	2011	$196,677	$113,835	$276,630	$73,482	$103,767	$4,337	$768,728
Senior Vice President of Marketing and Sales

(1)
In accordance with SEC rules, these amounts represent discretionary cash bonuses paid outside of our Short-Term Incentive Plan. You can find more information about the 2011 amounts above under the heading "Compensation Discussion and Analysis." As described in note 3 below, annual cash bonuses paid under our Short-Term Incentive Plan are reported under the table heading "Non-Equity Incentive Plan Compensation."

(2)
These amounts represent the grant date fair value of awards of restricted stock and nonqualified stock options. We calculated these amounts in accordance with the financial statement reporting rules using the same assumptions used for financial statement reporting purposes. You can find information about these assumptions below under the heading "Grants of Plan-Based Awards in 2011" and in Note 9 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)
In accordance with SEC rules, these amounts represent annual cash bonuses paid under our Short-Term Incentive Plan. You can find more information about the 2011 amounts above under the heading "Compensation Discussion and Analysis." As described in note 1 above, discretionary cash bonuses paid outside of this plan are reported under the table heading "Bonus."

(4)
You can find a breakdown of the 2011 amounts below under the heading "All Other Compensation Table."

(5)
Mr. Litt was not a named executive officer (as that term is defined under SEC rules) for 2009, and therefore in accordance with SEC rules his 2009 compensation information is not included in the table.

(6)
Mr. Mansanti joined Intrepid in October 2009.

(7)
Mr. Feist joined Intrepid in January 2011.

All Other Compensation Table

        The following table describes each component of the "All Other Compensation" column for 2011 in the Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits(1)	Group Life Insurance Premiums(2)	Supplemental Long-Term Disability Premiums(3)	Company Contributions to 401(k) Plan(4)	Total
Robert P. Jornayvaz III	$1,000	$848	—	$3,800	$5,648
David W. Honeyfield	$3,863	$1,399	$1,197	$12,250	$18,709
Martin D. Litt	$2,692	$1,399	$967	$12,250	$17,308
John G. Mansanti	$1,704	$1,399	$1,154	$5,563	$9,820
Kelvin G. Feist	$2,767	$1,192	$378	—	$4,337

(1)
For Messrs. Jornayvaz and Mansanti, the amounts represent payments for office parking. For Messrs. Honeyfield, Litt, and Feist, the amounts represent payments for office parking and reimbursements for gym membership fees. Although Mr. Jornayvaz is allowed personal use of our plane or planes that we lease or charter, we did not incur incremental costs in 2011 as a result of this use.

(2)
Amounts represent payments for group life insurance premiums for coverage in excess of $50,000.

(3)
Amounts represent payments or reimbursements for supplemental long-term disability insurance premiums.

(4)
Amounts represent matching contributions made by us under our 401(k) plan.

 Grants of Plan-Based Awards in 2011

        The following table provides information about non-equity incentive awards, restricted stock, and stock options granted to our executives in 2011.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)
									Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Section 162(m) Subcommittee Approval Date
Name			Threshold	Target	Maximum
Robert P. Jornayvaz III
Short-Term Incentive Plan	—	—	—	$500,000	$1,000,000	—	—	—	—
Restricted Stock	2/23/2011	2/23/2011	—	—	—	7,004	—	—	$249,973
Nonqualified Stock Option	2/23/2011	2/23/2011	—	—	—	—	12,761	$35.69	$249,988
David W. Honeyfield
Short-Term Incentive Plan	—	—	—	$290,318	$580,636	—	—	—	—
Restricted Stock	2/23/2011	2/23/2011	—	—	—	9,526	—	—	$339,983
Nonqualified Stock Option	2/23/2011	2/23/2011	—	—	—	—	17,355	$35.69	$339,984
Martin D. Litt
Short-Term Incentive Plan	—	—	—	$120,000	$240,000	—	—	—	—
Restricted Stock	2/23/2011	2/23/2011	—	—	—	2,942	—	—	$105,000
Nonqualified Stock Option	2/23/2011	2/23/2011	—	—	—	—	5,359	$35.69	$104,983
John G. Mansanti
Short-Term Incentive Plan	—	—	—	$132,077	$264,154	—	—	—	—
Restricted Stock	2/23/2011	2/23/2011	—	—	—	2,598	—	—	$92,723
Nonqualified Stock Option	2/23/2011	2/23/2011	—	—	—	—	4,734	$35.69	$92,739
Kelvin G. Feist
Short-Term Incentive Plan	—	—	—	$78,671	$157,342	—	—	—	—
Restricted Stock	2/1/2011	1/24/2011	—	—	—	4,345	—	—	$161,851
Restricted Stock	2/23/2011	2/23/2011	—	—	—	1,157	—	—	$41,293
Restricted Stock	2/23/2011	2/23/2011	—	—	—	2,059	—	—	$73,486
Nonqualified Stock Option	2/23/2011	2/23/2011	—	—	—	—	3,751	$35.69	$73,482

(1)
Represents the estimated possible payouts that could have occurred for 2011 performance under our Short-Term Incentive Plan. Payout could have been zero if specified performance goals were not met. The actual payout that each executive received under this plan is reported in the "Summary Compensation Table" above in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Represents time-vested shares of restricted stock granted under our Equity Incentive Plan.

(3)
Represents time-vested nonqualified stock options granted under our Equity Incentive Plan.

(4)
Represents the grant date fair value as calculated for financial statement reporting purposes. You can find more information about the assumptions used to calculate these amounts above in the "Summary Compensation Table."

Equity Awards

  Vesting

        The 4,345 shares of restricted stock granted to Mr. Feist on February 1, 2011, vest as follows: 2,315 shares vested on December 31, 2011; 1,802 shares will vest on December 31, 2012; and 228 shares will vest on December 31, 2013. The 1,157 shares of restricted stock granted to Mr. Feist on February 23, 2011, vested in full on December 31, 2011. All other grants of restricted stock and stock options to executives in 2011 vest in three equal annual installments beginning on February 25, 2012. For all equity awards, vesting is subject to the executive's continued employment with us on the applicable vesting date.

        Under the change-in-control severance agreements that we have entered into with our executives, the awards also vest in full upon a qualifying change in control of Intrepid. You can find more information about these agreements below under the heading "Termination and Change-in-Control Payments." The awards also vest on a limited basis in the case of death or disability. The Compensation Committee may provide for the accelerated vesting of any restricted stock or options in its discretion, at any time. Prior to vesting, restricted stock or options may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution.

  Forfeiture

        Except as described above, upon an executive's termination of service for any reason, any unvested shares of restricted shares and stock options held by the executive will be immediately forfeited.

  Restricted Stock Voting and Dividend Rights

        Holders of restricted stock generally have all of the same voting and other rights as holders of our common stock. However, if we make any dividend or other distribution to our stockholders, then any cash, securities or other property that the holder of restricted stock otherwise would receive will be subject to the same vesting schedule as is applicable to the restricted stock and will be forfeited if the underlying restricted stock is forfeited.

  Option Exercise Price

        All stock options have an exercise price equal to the fair market value of our common stock on the grant date and have a ten-year term.

  Grant Date Fair Values

        We estimated the grant date fair value of the restricted stock using the closing market price of our common stock on the grant date.

        We estimated the grant date fair value of the stock options using the Black-Scholes option valuation model. Option valuation models require the input of highly subjective assumptions, including the expected volatility of the price of the underlying stock. We used the following assumptions to compute the weighted average fair market value of options granted during 2011:

Risk-free interest rates	2.6%
Dividend yield	—
Estimated volatility	56%
Expected option life	6 years

        Our computation of the estimated volatility is based on the historic volatility of our and selected peer companies' common stock over the expected option life. The peer companies selected have had volatility that was highly correlated to our common stock from the date of our IPO to the dates of grant. This peer information has been utilized because we have insufficient trading history to calculate a meaningful long-term volatility factor. The computation of expected option life was determined based on a reasonable expectation of the average life prior to being exercised or forfeited, giving consideration to the overall vesting period and contractual terms of the awards. The risk-free interest rates for periods that matched the option award's expected life were based on the U.S. Treasury constant maturity yield at the time of grant over the expected option life.

        You can find information about the ranges of these assumptions as they relate to awards made in 2010 and 2009 in Note 9 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

 Outstanding Equity Awards at the End of 2011

        The following table provides information regarding outstanding stock options and restricted stock held by each of our executives as of December 31, 2011.

	OPTION AWARDS						STOCK AWARDS
										Market Value of Shares of Stock that Have Not Vested(2)
		Number of Securities Underlying Unexercised Options						Number of Shares of Stock that Have Not Vested
							Restricted Stock Grant Date
	Option Grant Date				Option Exercise Price(1)	Option Expiration Date
Name		Exercisable	Unexercisable
Robert P. Jornayvaz III	2/23/2011	—	12,761	(3)	$35.69	2/23/2021
	2/4/2010	1,482	2,966	(4)	$25.47	2/4/2020
	2/25/2009	28,642	14,322	(5)	$20.80	2/25/2019
							2/23/2011	7,004	(3)	$158,501
							2/4/2010	1,636	(4)	$37,023
							2/25/2009	5,860	(5)	$132,612
David W. Honeyfield	2/23/2011	—	17,355	(3)	$35.69	2/23/2021
	2/4/2010	5,041	10,083	(4)	$25.47	2/4/2020
	2/25/2009	9,792	4,897	(5)	$20.80	2/25/2019
							2/23/2011	9,526	(3)	$215,573
							2/4/2010	5,562	(4)	$125,868
							2/25/2009	2,004	(5)	$45,351
							4/25/2008	1,476	(6)	$33,402
Martin D. Litt	2/23/2011	—	5,359	(3)	$35.69	2/23/2021
	2/4/2010	3,795	7,592	(4)	$25.47	2/4/2020
	2/25/2009	2,742	2,742	(5)	$20.80	2/25/2019
							2/23/2011	2,942	(3)	$66,577
							2/4/2010	4,188	(4)	$94,774
							2/25/2009	1,122	(5)	$25,391
							4/25/2008	626	(6)	$14,166
John G. Mansanti	2/23/2011	—	4,734	(3)	$35.69	2/23/2021
	2/4/2010	2,253	4,508	(4)	$25.47	2/4/2020
							2/23/2011	2,598	(3)	$58,793
							2/4/2010	2,486	(4)	$56,258
Kelvin G. Feist	2/23/2011	—	3,751	(3)	$35.69	2/23/2021
							2/23/2011	2,059	(3)	$46,595
							2/1/2011	2,030	(7)	$45,939

(1)
Represents the per share amount that the executive would pay upon the exercise of the option.

(2)
Market value is based on the closing market price of our common stock on December 30, 2011 ($22.63), which was the last trading day of 2011.

(3)
Unvested options or shares of restricted stock, as applicable, are scheduled to vest in three equal annual installments on February 25, 2012, February 25, 2013, and February 25, 2014.

(4)
Unvested options or shares of restricted stock, as applicable, are scheduled to vest in two equal annual installments on February 4, 2012, and February 4, 2013.

(5)
Unvested options or shares of restricted stock, as applicable, vested on February 25, 2012.

(6)
Unvested options or shares of restricted stock, as applicable, are scheduled to vest on April 25, 2012.

(7)
Unvested shares of restricted stock are scheduled to vest as follows: 1,802 shares of December 31, 2012, and 228 shares of December 31, 2013.

Option Exercises and Stock Vested in 2011

        The following table provides information, for each of our executives, about stock options that were exercised and restricted stock that vested in 2011.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Robert P. Jornayvaz III	—	—	6,676	$255,206
David W. Honeyfield	—	—	8,135	$302,550
Martin D. Litt	—	—	3,842	$141,911
John G. Mansanti	—	—	5,608	$181,512
Kelvin G. Feist	—	—	3,472	$78,571

(1)
Unless the executive delivered cash to us to cover the payment of taxes due upon the vesting, we withheld some of the acquired shares to cover these taxes, as described below.

Name	Number of Shares Withheld from Acquired Shares to Cover Taxes
Robert P. Jornayvaz III	—
David W. Honeyfield	2,621
Martin D. Litt	1,283
John G. Mansanti	1,796
Kelvin G. Feist	1,080
(2)
Value was calculated by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.

Pension Benefits

        None of our executives participates in, or has any accrued benefits under, qualified or non-qualified defined benefit plans sponsored by us. We currently do not anticipate providing these benefits to executives.

Non-Qualified Deferred Compensation

        None of our executives participates in, or has any account balances in, non-qualified defined contribution plans or other deferred compensation plans maintained by us. While we do not currently anticipate providing these benefits to executives, we may in the future determine that doing so would be in our best interests and may institute these types of plans or programs at that time.

Employment Agreement with Mr. Jornayvaz

        On May 19, 2010, we entered into our most recent employment agreement with Mr. Jornayvaz. On February 23, 2011, we entered into an amendment to this agreement, which provides that the term of the agreement is a fixed 35-month period measured from May 19, 2010.

        Under the agreement, Mr. Jornayvaz is entitled to an annual base salary of $100,000, subject to annual review by the Compensation Committee. The agreement also provides that the general intent is for Mr. Jornayvaz to receive a target annual bonus of $500,000 and an annual equity award with a target grate date fair value of $750,000. Mr. Jornayvaz is entitled to personal use of our aircraft, to the extent that it does not interfere with our use of the aircraft for business purposes, and the right to use our aircraft under a time-sharing arrangement pursuant to which he reimburses us the cost of the use up to the limits allowed by Federal Aviation Administration regulations. Mr. Jornayvaz also is entitled to all other benefits offered generally to our senior management.

        If Mr. Jornayvaz's employment is terminated for any reason, he would be entitled to the following benefits:

  •
  Payment of any base salary, bonus, or other compensation earned but not yet paid to him through the date of termination

  •
  Rights to continued healthcare coverage as required by law

  •
  Payment of any amounts due as of the date of termination under any equity-based, welfare, or retirement plan or of any other amounts or benefits under these plans that, by their specific terms, extend beyond the date of termination

  •
  Rights with respect to D&O insurance

  •
  Rights under any separate change-in-control severance agreement or other relevant agreement between us and him

        He would not be entitled to severance, except as provided under his change-in-control severance agreement, which is described below under the heading "Termination and Change-in-Control Payments."

        Mr. Jornayvaz has agreed that during the term of his employment and for a period of 24 months after termination, he will not solicit our employees or compete with us in the potash business and any other business in which we are engaged during the term or at his termination date.

Termination and Change-in-Control Payments

        This section describes and quantifies potential payments that may be made to each of our executives at, following, or in connection with the termination of his employment or as a result of a change in control of Intrepid.

Employment Agreement

        We have entered into an employment agreement with Mr. Jornayvaz that provides for certain benefits upon a termination of his employment. You can find more information about this agreement above under the heading "Employment Agreement with Mr. Jornayvaz."

Change-in-Control Severance Agreements

        We have entered into change-in-control severance agreements with all of our executives. These agreements do not include any excise tax gross-up provisions.

        Under these agreements, executives are entitled to the benefits described below.

  Change in Control

        Upon a change in control, each executive would receive full vesting on all of his outstanding equity awards.

  Qualifying Termination Following a Change in Control

        If the executive's employment is terminated by us without "Cause" or by him for "Good Reason" within 24 months of a change in control, the executive would be entitled to the following additional termination benefits:

  •
  A lump sum cash payment equal to (a) two times the executive's base salary, plus (b) two times the average of the actual annual bonus paid to him for the two preceding fiscal years

  •
  If the executive has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus

  •
  If the executive has not been employed through one bonus cycle, the bonus portion of the calculation is based on the current year's target bonus amount

  •
  A lump sum cash payment equal to the current year's target annual bonus/short-term incentive, pro-rated for the length of time the executive was employed during the year prior to termination

  •
  Continuation of standard health and welfare benefits for up to two years

  •
  Individual outplacement services up to a maximum of $5,000

        No benefits would be paid upon termination of employment following a change in control for any other reason, including a termination for "Cause," or as a result of death or disability.

        In order to receive the benefits described above, the executive is bound by certain non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination.

        A "change in control" occurs if any one of the following events occur:

  •
  Any individual, entity or group (other than our current principal owners) becomes the beneficial owner of more than 30 percent of our voting securities.

  •
  The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of Board.

  •
  There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30 percent or less by our voting security holders prior to the transaction.

  •
  Our stockholders approve a complete plan of liquidation or dissolution.

        "Cause" means any (a) conviction of (or pleading nolo contendere to) a felony, (b) engaging in theft, fraud, embezzlement or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; and (d) willful failure to perform substantially the executive's material duties that is not cured within 30 days.

        "Good Reason" means (a) a reduction in the executive's base salary or annual bonus opportunity; (b) a material diminution in the executive's responsibility or authority; (c) a change of more than 30 miles in the location at which the executive primarily performs his services; or (d) any material failure by us to comply with any material term of the executive's change-in-control severance agreement. The executive is required to notify us of any of these events or conditions within 90 days.

Post-Employment or Change-in-Control Payments

        Our executives are entitled to the following termination and change-in-control payments under their employment and/or change-in-control severance agreements, which are described above. All calculations assume that the termination of employment occurred on December 30, 2011, which was the last business day of 2011.

  Robert P. Jornayvaz III, Executive Chairman of the Board

Type of Compensation	Qualifying Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$728,101
Prorated Bonus for Year of Termination	—	—	$500,000
Accelerated Vesting of Restricted Stock(1)	—	$328,135	$328,135
Accelerated Vesting of Unvested Stock Options(2)	—	$26,209	$26,209
Other Benefits—Health & Welfare(3)	—	—	$45,723
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$354,344	$1,633,168

  David W. Honeyfield, President and Chief Financial Officer

Type of Compensation	Qualifying Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$1,134,060
Prorated Bonus for Year of Termination	—	—	$290,318
Accelerated Vesting of Restricted Stock(1)	—	$420,194	$420,194
Accelerated Vesting of Unvested Stock Options(2)	—	$8,962	$8,962
Other Benefits—Health & Welfare(3)	—	—	$45,723
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$429,156	$1,904,257

  Martin D. Litt, Executive Vice President, General Counsel, and Secretary

Type of Compensation	Qualifying Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$851,120
Prorated Bonus for Year of Termination	—	—	$120,000
Accelerated Vesting of Restricted Stock(1)	—	$200,909	$200,909
Accelerated Vesting of Unvested Stock Options(2)	—	$5,018	$5,018
Other Benefits—Health & Welfare(3)	—	—	$45,723
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$205,927	$1,227,770

  John G. Mansanti, Senior Vice President of Operations

Type of Compensation	Qualifying Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$873,930
Prorated Bonus for Year of Termination	—	—	$132,077
Accelerated Vesting of Restricted Stock(1)	—	$115,051	$115,051
Accelerated Vesting of Unvested Stock Options(2)	—	—	—
Other Benefits—Health & Welfare(3)	—	—	$45,723
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$115,051	$1,171,781

  Kelvin G. Feist, Senior Vice President of Marketing and Sales

Type of Compensation	Qualifying Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$556,800
Prorated Bonus for Year of Termination	—	—	$92,800
Accelerated Vesting of Restricted Stock(1)	—	$171,105	$171,105
Accelerated Vesting of Unvested Stock Options(2)	—	—	—
Other Benefits—Health & Welfare(3)	—	—	$45,723
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$171,105	$871,428

(1)
Calculated by multiplying the number of shares of restricted stock held on December 30, 2011, by the closing market price of our common stock on that date ($22.63).

(2)
With respect to each option, calculated by multiplying the number of unvested stock options held on December 30, 2011, by the difference between the closing market price of our common stock on that date ($22.63) and the option's exercise price. If the closing market price was less than the exercise price of a particular option, the option was considered "out of the money" on December 30, 2011, and we did not attribute any value to an accelerated vesting of the option.

(3)
Health and welfare benefits continue until the earlier of two years from the date of termination or when the executive obtains coverage under another employer's medical plan. Values are based on the actual per-employee cost to us of providing these benefits.

  Supplemental Disability Insurance Benefits

        Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. Employees, including executives, would also receive accelerated vesting of unvested stock options and restricted stock for the portion of each award that would have vested at the next applicable vesting date after the termination of employment due to death of disability. In addition to these standard benefits, executives other than Mr. Jornayvaz are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. In general, the executive could receive up to approximately $15,000 to $23,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.

DIRECTOR COMPENSATION

Director Compensation Table

        The table below sets forth the compensation paid to or earned by our non-employee directors. All compensation for these directors was paid in accordance with our non-employee director compensation policy, which is described below. The compensation paid to or earned by Mr. Jornayvaz for his role as our Executive Chairman of the Board is reported in the Summary Compensation Table above. The compensation paid to or earned by Mr. Harvey for his role as our Executive Vice Chairman of the Board is reported in the table below. Neither of Messrs. Jornayvaz or Harvey receives any additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Employee Director (Other than Mr. Jornayvaz)
Hugh E. Harvey, Jr.(2)	—	$249,973	$249,988	$400,000	$122,871	$1,022,832
Non-Employee Directors
Terry Considine	$60,000	$74,981	—	—	—	$134,981
Chris A. Elliott	$55,000	$74,981	—	—	—	$129,981
J. Landis Martin	$70,000	$74,981	—	—	—	$144,981
Barth E. Whitham	$65,000	$74,981	—	—	—	$139,981

(1)
Amounts represent the grant date fair value of equity awards granted in 2011. We calculated these amounts in accordance with financial statement reporting rules, using the same assumptions as we used for financial statement reporting purposes. For awards of common stock and restricted stock, the grant date fair value equals the number of shares granted multiplied by the closing market price of our common stock on the grant date. For awards of stock options, we estimated the grant date fair value using the Black-Scholes option valuation model. You can find information about this calculation and the underlying assumptions above under the heading "Grants of Plan-Based Awards in 2011."

  Mr. Harvey held a total of 14,500 shares of restricted stock, 30,124 vested options, and 30,049 unvested options on December 31, 2011. None of Messrs. Considine, Elliott, Martin, and Whitham held any shares of restricted stock or options on December 31, 2011.

(2)
You can find additional details about Mr. Harvey's compensation below under the heading "Hugh E. Harvey, Jr.'s Employee Compensation."

Non-Employee Director Compensation Policy

        The Governance Committee periodically conducts reviews of director compensation and makes recommendations for approval by the Board. Recommendations typically are based on a review of the median compensation for non-employee directors of companies of comparable size to us as set forth in general industry data. The Governance Committee also typically engages a compensation consultant to assist with these reviews. For 2011, non-employee director compensation consisted of the following:

Annual cash retainer	$55,000
Annual grant of common stock issued at the first Board meeting after the annual stockholders meeting	$75,000
Additional annual cash retainer to each committee chairperson:
Audit Committee	$15,000
Compensation Committee	$10,000
Governance Committee	$5,000

        All cash retainers are paid in quarterly installments. The annual stock grant is made at the first Board meeting after the annual stockholders meeting.

Hugh E. Harvey, Jr.'s Employee Compensation

Stock Awards and Option Awards

        Mr. Harvey's current employment agreement provides that his annual equity award is generally intended to have a grant date fair value of $750,000. Similar to Mr. Jornayvaz, Mr. Harvey requested that the Compensation Committee reduce his 2011 equity award to a grant date fair value of $500,000, which was approved by the Compensation Committee. For 2011, the value of this award was split equally between time-vested restricted stock and time-vested stock options. These awards generally have the same terms as the awards granted to our executives, which are described above under the heading "Compensation Discussion and Analysis."

Non-Equity Incentive Plan Compensation

        Mr. Harvey's current employment agreement provides that his target annual bonus is generally intended to be $500,000. Based on 2011 performance, his 2011 bonus under the Short-Term Incentive Plan would have been $659,500. However, before the Compensation Committee approved 2011 cash bonuses, Mr. Harvey asked that the Compensation Committee reduce his 2011 bonus to $400,000. You can find more information about the operation of our Short-Term Incentive Plan in 2011 above under the heading "Compensation Discussion and Analysis."

All Other Compensation

        The following table provides details about other compensation paid to or earned by Mr. Harvey for 2011 in connection with his employment with us.

Name	Salary for Employee Position as our Executive Vice Chairman(1)	Perquisites and Other Personal Benefits(2)	Group Life Insurance Premiums(3)	Company Contributions to 401(k) Plan(4)	Total
Hugh E. Harvey, Jr.	$100,000	$17,023	$848	$5,000	$122,871

(1)
Mr. Harvey's current employment agreement sets his salary at $100,000, subject to annual review by the Compensation Committee.

(2)
Amount represents a payment of $3,215 for an executive health physical, payments of $3,460 for office parking, and the aggregate incremental cost to us of $10,348 for his personal use of our leased aircraft. The aggregate incremental cost to us for personal use of aircraft was determined by multiplying (a) the total variable costs incurred by us in operating the aircraft by (b) a fraction, the numerator of which was the total number of allocated occupied seat miles flown by Mr. Harvey or his guests in 2011, including seat miles relating to any applicable deadhead or other positioning flights, and the denominator of which was the total number of aircraft occupied seat miles flown in 2011. Variable costs include fuel costs, travel expenses of the flight crew, landing fees, airport taxes and similar assessments, in-flight food and beverage costs, landing and ground handling fees, and hourly-based maintenance costs. The aggregate incremental cost to us does not include fixed costs that would be incurred regardless of personal use of the aircraft. Fixed costs include, for example, aircraft purchase costs, insurance premiums, calendar-based maintenance costs, and flight crew salaries.

(3)
Amount represents group life insurance premiums for coverage in excess of $50,000.

(4)
Amount represents matching contributions made by us under our 401(k) plan.

Employment and Change-in-Control Severance Agreements

        On May 18, 2010, we entered into our most recent employment agreement with Mr. Harvey in connection with his employment as our Executive Vice Chairman of the Board. The original term of the agreement is for 18 months, subject to earlier termination as provided in the agreement, and the term will automatically be extended by 12 months on the last day of the initial 18-month term and on each anniversary of that date thereafter, unless one party provides written notice of non-renewal to the other party at least 90 days prior to the effective date of an automatic extension. The other terms of this agreement are substantially similar to the terms of our employment agreement with Mr. Jornayvaz, which is described above under the heading "Employment Agreement with Mr. Jornayvaz." We also have entered into a change-in-control severance agreement with Mr. Harvey, pursuant to which he is entitled to severance benefits in connection with the change in control of Intrepid. The terms of this agreement are substantially similar to the terms of our change-in-control severance agreement for our executives, which is described above under the heading "Termination and Change-in-Control Payments."

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2012, by

  •
  each person or group who is known by us to own beneficially more than 5 percent of our common stock;

  •
  each member of our board of directors and each of our executives who is named in the Summary Compensation Table above; and

  •
  all members of our board of directors and our executive officers as a group.

        The table is based on information that we received from the nominees, other directors, and executive officers and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable as of April 2, 2012, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or shares those powers) with respect to the shares beneficially owned. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.

Name of Beneficial Owner	Shares Beneficially Owned Excluding Options	Shares Acquirable Within 60 Days Through the Exercise of Stock Options(1)	Total Shares Beneficially Owned		Percent of Shares Outstanding Beneficially Owned(2)
Stockholders Owning More Than 5%
Robert P. Jornayvaz III	11,141,922	50,182	11,192,104	(3)	14.8%
Executive Chairman of the Board
Hugh E. Harvey, Jr.	10,048,429	50,182	10,098,611	(4)	13.4%
Executive Vice Chairman of the Board
Morgan Stanley	7,531,576	—	7,531,576	(5)	10.0%
Neuberger Berman	4,671,281	—	4,671,281	(6)	6.2%
Directors and Executives
Terry Considine	57,770	—	57,770	(7)	<1%
Director
Chris A. Elliott	4,895	—	4,895		<1%
Director
J. Landis Martin	80,006	—	80,006	(8)	<1%
Director
Barth E. Whitham	16,870	—	16,870		<1%
Director
David W. Honeyfield	53,071	30,556	83,627	(9)	<1%
President and Chief Financial Officer
Martin D. Litt	21,095	14,861	35,956	(10)	<1%
Executive Vice President, General Counsel, and Secretary
John G. Mansanti	22,308	6,085	28,393	(11)	<1%
Senior Vice President of Operations
Kelvin G. Feist	11,068	1,250	12,318	(12)	<1%
Senior Vice President of Marketing and Sales
All executive officers and directors as a group (12 persons including those named above)	21,502,993	170,761	21,673,754		28.6%

(1)
Represents shares the stockholder has the right to acquire as of April 2, 2012, or within 60 days of that date, through the exercise of stock options.

(2)
The percentage ownership for each stockholder on April 2, 2012, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) the number of shares of our common stock outstanding on April 2, 2012 (75,514,611), plus any shares the stockholder has the right to acquire as of April 2, 2012, or within 60 days of that date, through the exercise of stock options.

(3)
Includes (a) 11,096,000 shares held by Intrepid Production Corporation that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III as a result of his position as the sole stockholder, sole director and President of Intrepid Production Corporation, (b) 19,611 shares held directly by Mr. Jornayvaz, (c) 26,191 shares of restricted stock, and (d) 120 shares held by Mr. Jornayvaz's daughter, of which he disclaims beneficial ownership.

(4)
Includes (a) 10,007,763 shares held by Harvey Operating and Production Company that are or may be deemed to be beneficially owned by Hugh E. Harvey, Jr. as a result of his position as the sole stockholder, sole director and President of Harvey Operating and Production Company, (b) 14,475 shares held directly by Mr. Harvey, and (c) 26,191 shares of restricted stock.

(5)
This information is based on an Amendment No. 3 to Schedule 13G filed with the SEC by Morgan Stanley and Morgan Stanley Investment Management Inc. on February 8, 2012, with respect to their holdings as of December 31, 2011. Each of Morgan Stanley and Morgan Stanley Investment Management Inc. reported sole voting power with respect to 7,374,071 of the shares and sole dispositive power with respect to 7,531,576 of the shares. The shares reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and a wholly owned subsidiary of Morgan Stanley. The report does not disclose, and we are unable to determine, who has the ultimate voting or investment control over the shares of our common stock held by Morgan Stanley and Morgan Stanley Investment Management Inc. The principal business office of Morgan Stanley is 1585 Broadway, New York, New York 10036, and the principal business office of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(6)
This information is based on a Schedule 13G filed with the SEC by Neuberger Berman Group LLC (or NB Group) and Neuberger Berman LLC (or NB), Neuberger Berman Management LLC (or NB Management), and Neuberger Berman Equity Funds (or NB Equity Funds) on February 15, 2012, with respect to their holdings as of December 31, 2011. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternative Fund Management LLC, NB Alternatives Advisers LLC, and Neuberger Berman Fixed Income LLC, affiliates of NB, are also aggregated in the reported holdings. Each of NB and Neuberger Berman Management serves as a sub-adviser and investment manager, respectively, of NB Group's various registered mutual funds that hold the reported shares for their clients in the ordinary course of business. No one client has an interest of more than 5% of Intrepid. As investment advisers, certain affiliated persons that are controlled by NB Group have investment and voting powers with respect to the reported shares. Each of NB Group and NB reported shared voting power over 4,140,265 shares, shared dispositive power over 4,671,281 shares, and sole voting or dispositive power over none of the reported shares. NB Management reported shared voting power over 4,057,299 shares, shared dispositive power over 4,057,299 shares, and sole voting or dispositive power over none of the reported shares. NB Equity Funds reported shared voting and dispositive power over 3,530,399 shares and sole voting or dispositive power over none of the reported shares. Each of NB Group, NB, and NB Management has disclaimed beneficial ownership of the reported shares. The principal business office of NB Group and NB is 605 Third Avenue, New York, New York 10158.

(7)
Represents (a) 9,370 shares held directly by Mr. Considine, (b) 4,840 and 38,720 shares indirectly owned through CIC Retirement Plan and Carbondale Corporation Retirement Plan, respectively, each of which is a qualified retirement plan, which shares were acquired as the result of a pro rata distribution of stock by Potash Acquisition, LLC on November 11, 2008, and (c) 4,840 shares held by the Considine Family Foundation. Mr. Considine has shared voting and dispositive power over the shares held by the Carbondale Corporation Retirement Plan and the Considine Family Foundation. Mr. Considine disclaims beneficial ownership of the shares held by the Considine Family Foundation.

(8)
Represents shares held by Platte River Ventures, LLC, of which Mr. Martin and his wife are the sole members.

(9)
Includes 23,140 unrestricted shares and 29,931 shares of restricted stock.

(10)
Includes 7,718 unrestricted shares and 13,377 shares of restricted stock.

(11)
Includes (a) 11,190 unrestricted shares and (b) 11,118 shares of restricted stock.

(12)
Includes 2,835 unrestricted shares and 8,233 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy on Transactions with Related Persons

        We have adopted a written policy and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. For purposes of this policy, a "related person" means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5 percent of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10 percent) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.

        In addition, our Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with us.

Related Person Transactions

        Set forth below is a description of related transactions between us and our officers, directors, and greater than 5 percent stockholders during 2011 and 2012.

Director Designation and Voting Agreement

        You can find more information about this agreement above under the heading "Corporate Governance."

Registration Rights Agreement

        On April 25, 2008, Intrepid, HOPCO, IPC, and PAL executed a Registration Rights Agreement. In November 2008, PAL distributed its shares of our common stock to its members, and as a result its rights under this agreement terminated automatically. PAL was later dissolved. In December 2011, HOPCO, IPC, the manager of the dissolved PAL, and Mr. Martin entered into an Acknowledgement and Relinquishment under which PAL and Mr. Martin acknowledged that PAL no longer has any rights under the Registration Rights Agreement and HOPCO and IPC released PAL from any obligations under the Registration Rights Agreement.

        Under the Registration Rights Agreement, each of HOPCO and IPC has the right, in certain circumstances, to require us to register for sale some or all of the shares of common stock held by it. Subject to the terms and conditions of the Registration Rights Agreement, each of HOPCO and IPC will have the right to make three "demands" for registration, one of which may require a shelf registration statement. In addition, in connection with future registered offerings by us, whether pursuant to a "demand" registration or otherwise, HOPCO and IPC will have the ability to exercise certain "piggyback registration rights" and have some or all of their shares included in the registration statement. We will bear all costs of registration pursuant to the registration rights provided in the Registration Rights Agreement.

Airplane Use Policy

        Under our aircraft use policy, Messrs. Jornayvaz and Harvey, and other approved executives, are allowed personal use of our plane. Additionally, Messrs. Jornayvaz and Harvey may use the plane under dry-lease agreements and reimburse us the lesser of the actual cost or the maximum amount chargeable under Federal Aviation Regulation 91-501(d).

        In May 2008, we entered into a dry-lease agreement with BH Holdings LLC, or BH, which is owned by entities controlled by Messrs. Jornayvaz and Harvey, that allows us to use an aircraft owned by BH for Intrepid business purposes. In December 2011, we entered into a new dry-lease agreement with BH that replaced the May 2008 agreement and allows us to use an aircraft owned by BH for Intrepid business purposes. Additionally, in January 2009, we entered into a dry-lease agreement with Intrepid Production Holdings LLC, or IPH, which is indirectly owned by Mr. Jornayvaz, that allows us to use an aircraft owned by IPH for Intrepid business purposes. All of these arrangements and the underlying dry-lease rates were approved by our Audit Committee.

        In 2011, we incurred dry-lease charges of $589,234 under our dry-lease agreements with BH and $279,531 under our dry-lease agreement with IPH. As of December 31, 2011, our accounts payable balances due to BH and IPH were $57,577, and $36,295, respectively.

Sublease of Office Space from Intrepid

        In 2008, we entered into an agreement with IPC and the LARRK Foundation to sublease portions of our headquarters office space to these entities. The LARRK Foundation is a charitable foundation of which Mr. Jornayvaz is a trustee. The subleases to IPC and the LARRK Foundation are on the same general terms and conditions as the master lease under which we lease our office space. IPC and the LARRK Foundation have paid their respective shares of the security deposit due under the master lease and paid directly for the build-out of their respective subleased space. The terms of the subleases are from February 1, 2009, to April 30, 2019, for a total of 123 months. As of December 31, 2011, we had related party accounts payable balances due to IPC and the LARRK Foundation of $15,683 and $2,758, respectively, due to prepayments and refundable deposits related to these arrangements. The rent due from IPC and the LARRK Foundation is billed on a monthly basis and recognized as a receivable due within 30 days.

        The future minimum lease payments to be made to us by IPC and the LARRK Foundation for the next five years and thereafter are presented below:

	IPC	LARRK Foundation
2012	$73,270	$9,836
2013	$75,474	$10,132
2014	$77,738	$10,436
2015	$80,063	$10,748
2016	$82,471	$11,072
Thereafter	$201,866	$27,100

Years 2011 - 2019	$590,882	$79,324

Transition Services Agreement

        On April 25, 2008, we and our wholly owned subsidiary, Intrepid Potash—Moab, LLC (or Intrepid Moab), entered into a Transition Services Agreement with Intrepid Oil & Gas, LLC (or IOG). On March 25, 2011, the term of this agreement was extended to April 24, 2013. Under this agreement, IOG may request specified employees of Intrepid or its subsidiaries (other than Messrs. Jornayvaz and Harvey) to provide a limited amount of geology, land title and engineering services in connection with IOG's oil and gas ventures with payment by IOG to Intrepid for these services at cost plus 10 percent.

        IOG is obligated to reimburse us for an amount equal to the sum of the following amounts:

  •
  The number of hours our employees spend performing services under the agreement for a month, multiplied by a cost per hour for each employee that takes into account actual gross wages, salaries, bonuses, incentive compensation and payroll taxes of that employee, employee benefit plans attributable to the employee and other benefits directly attributable to the employee, plus an amount equal to 10 percent of the employee cost per hour to ensure fairness of the arrangements to us

  •
  All reasonably documented out-of-pocket costs and expenses incurred by us during the month

        The aggregate time spent by any employee of Intrepid or its subsidiaries on projects under the agreement is limited to 15 percent. This limit may be exceeded only with the prior approval of our Board.

        In addition, the parties to the Transition Services Agreement (a) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near our Moab mine; and (b) consent to and authorize the drilling of the well by IOG at its own expense, provided that such drilling does not interfere with our operations. If and to the extent any costs are incurred by us in connection with IOG's drilling of the well, those costs will be reimbursable. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and we agree that the well should be converted for use in its potash production, we will buy the well from IOG for a specified amount not to exceed $750,000 or IOG's actual out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG has agreed to indemnify Intrepid Moab for any damage to the Moab mine that is caused by the drilling of the well.

        During 2011, we billed IOG $9,183 for services under the Transition Services Agreement. As of December 31, 2011, our accounts receivable balance due from IOG was $245. We bill IOG on a monthly basis for our services and recognize this amount as a receivable from IOG with collection due within 30 days.

Surface Use Easement Agreements

        In connection with oil and gas rights owned by IOG that exist below the surface of land owned by our wholly owned subsidiary, Intrepid Moab, Intrepid Moab entered into two Surface Use Easement and Water Purchase Agreements with IOG, dated July 14, 2009, and November 16, 2009 (the "July Agreement" and the "November Agreement," respectively). The Audit Committee approved both agreements. In the July Agreement, Intrepid Moab granted IOG an easement across a portion of Intrepid Moab's land to access a drilling site for one of its wells. The term of the easement is for three years commencing on July 2, 2009, and so long thereafter as oil or gas is produced in paying quantities from the well or from any unit or communitized area that includes the well. As consideration for this easement, IOG paid $9,500 and agreed to pay Intrepid Moab $7,500 (plus an administrative fee) on July 2 of each year during the term of the easement. Among other things, Intrepid Moab agreed to sell IOG water or salt brine to the extent that Intrepid Moab has excess water or salt brine available that it may legally sell. In 2011, IOG paid us $8,250 under the July Agreement.

        In the November Agreement, Intrepid Moab granted IOG an easement across a portion of Intrepid Moab's land to access a drilling site for another of its wells. The term of the easement is for three years commencing on November 16, 2009, and so long thereafter as oil or gas is produced in paying quantities from the well or from any unit or communitized area that includes the well. As consideration for this easement, IOG paid approximately $11,000 and agreed to pay $7,500 (plus an administrative fee) on November 16 of each year during the term of the easement. Among other things, Intrepid Moab agreed to sell IOG water or salt brine to the extent that Intrepid Moab has excess water or salt brine available that it may legally sell. In 2011, IOG paid us $8,250 under the November Agreement.

        In addition, the parties to the November Agreement (a) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near Intrepid's Moab mine; and (b) consent to and authorize the drilling of the well by IOG at its own expense, provided that such drilling does not interfere with the operations of Intrepid or its affiliates. If and to the extent any costs are incurred by Intrepid or its affiliates in connection with IOG's drilling of the well, such costs will be reimbursable under the Transition Services Agreement. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and Intrepid Moab agrees that the well should be converted for use in its potash production, Intrepid Moab will buy the well from IOG for a specified amount not to exceed $750,000 or IOG's actual out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG has agreed to indemnify Intrepid Moab and its affiliates for any damage to the Moab mine that is caused by the drilling of the well.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        As permitted by the Delaware General Corporation Law, or DGCL, our certificate of incorporation contains provisions that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for

  •
  any breach of the person's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

  •
  any transaction from which the person derived an improper personal benefit.

        These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        As permitted by the DGCL, our certificate of incorporation and bylaws provide that we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director, officer, employee or agent of another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions. In addition, we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such. We have obtained liability insurance for our directors and officers.

        Our certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. Our bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deem appropriate.

        We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Exchange Act, our directors and executive officers, and certain persons who own more than 10 percent of our common stock, must report their initial ownership of our common stock and any changes in that ownership in reports filed with the SEC. These individuals and entities are required to furnish us with copies of all of these reports. Based solely on a review of reports furnished to us, and written representations from our directors and executive officers that they were not required to file any other reports during 2011, we believe that all of our directors, executive officers, and 10 percent owners timely filed all reports required to be filed for 2011 under Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee is not "soliciting material," will not be deemed "filed" with the SEC, and will not be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

        The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid's independent accountants, (c) the performance of Intrepid's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

        Management is responsible for Intrepid's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of Intrepid's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Intrepid for the fiscal year ended December 31, 2011. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
J. Landis Martin, Chairman
Terry Considine
Chris A. Elliott
Barth E. Whitham

HOUSEHOLDING

        We have adopted a practice called "householding." This practice allows us to deliver only one copy of certain of our stockholder communications (including proxy-related materials, annual reports and information statements) to stockholders who have the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year's annual stockholders meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, Attention: Secretary, or call us at (303) 296-3006. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2013 proxy statement must submit the proposal so that it is received by us no later than December 13, 2012. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.

        For stockholder proposals submitted outside of the SEC proposal rules, our bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2013 annual meeting must be received by us between January 29, 2013, and February 28, 2013.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

        If you request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2011. You should send your written requests to Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.

        You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC's website at www.sec.gov.

 OTHER MATTERS

        Management does not know of any other matters to be brought before the 2012 annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors
Martin D. Litt Secretary

April 9, 2012

Appendix A

        INTREPID POTASH, INC.

SHORT-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 29, 2012)

1.     PLAN OVERVIEW

        This Intrepid Potash, Inc. Short-Term Incentive Plan is an annual incentive plan designed to motivate and reward eligible executive officers to achieve favorable business results for the Company by providing Participants with the opportunity to earn competitive annual incentive compensation based on the achievement of pre-established, objective performance goals. The Plan is intended to permit the payment of amounts that constitute qualified performance-based compensation within the meaning of Code Section 162(m), as well as payments not intended to constitute performance-based compensation under Code Section 162(m).

2.     DEFINITIONS

        The following words as used in this Plan shall have the meanings ascribed to them below:

  (a)
  Board means the Board of Directors of Intrepid Potash, Inc.

  (b)
  Code means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

  (c)
  Committee means the Compensation Committee or other Committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to consist solely of two or more persons who qualify as "outside directors" within the meaning of Code Section 162(m), with such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board.

  (d)
  Company means Intrepid Potash, Inc., a Delaware corporation.

  (e)
  "Disabled" or "Disability" means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an affiliate, the Participant (i) is unable to perform the essential duties of the Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

  (f)
  Earned Award means the actual incentive amount, if any, payable to a Participant under this Plan for a Plan Year, as determined by the Committee in accordance with Sections 5, 6 and 7.

  (g)
  Maximum Award means as to any Participant that is a covered employee for purposes of Code Section 162(m), the amount set forth in Section 8.

  (h)
  Participant means each executive officer or other key employee of the Company or any subsidiary whom the Committee designates as a participant under this Plan for a Plan Year.

  (i)
  Performance Goals means one or more goals determined in accordance with Section 5 by the Committee, in its discretion, to be applicable to a Participant with respect to payments under the Plan for a Plan Year.

  (j)
  Plan means this Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated.

  (k)
  Plan Year means the fiscal year of the Company beginning January 1 and ending December 31.

  (l)
  Stock means the $.001 par value common stock of the Company.

  (m)
  Target Award means a Participant's annual target award opportunity as determined by the Committee in accordance with Section 5.

3.     ADMINISTRATION

        The Committee will administer and interpret this Plan. The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants in the Plan for each Plan Year, the Target Awards for all Participants for each Plan Year, the objective formula or other methodology that will be used to calculate incentive awards for each Plan Year, the Performance Goals that must be satisfied in order for awards to become payable for a Plan Year (which Performance Goals need not be the same for all Participants), whether the Performance Goals have been achieved, to calculate the amount, if any, of each Participant's incentive award for the Plan Year, to reduce an award otherwise payable to a Participant for a Plan Year, to determine whether awards shall be payable in cash or in Stock, and to set any other terms and conditions associated with the payment of incentive awards under the Plan as it deems necessary or desirable in accordance with the terms of the Plan and to the extent the award is intended to qualify as a performance-based award for purposes of Code Section 162(m), the requirements of Code Section 162(m).

        The Committee shall also have the authority to establish rules and procedures, not inconsistent with the provisions of the Plan, as it deems necessary or desirable for the proper administration of the Plan, and shall make such determinations and interpretations under and in connection with the Plan as it deems necessary or desirable. The Plan, and all rules, procedures, determinations, and interpretations of the Committee, shall be binding, final and conclusive upon the Company, its stockholders, and all Participants, and upon their legal representatives, heirs, beneficiaries, successors and assigns and upon all other person claiming under or through any of them.

4.     PARTICIPATION

        Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall designate in writing those executive officers and other key employees of the Company and its subsidiaries who shall participate in the Plan for the Plan Year. Participation in the Plan for one Plan Year does not guarantee participation in the Plan for future Plan Years, and the Committee may add or remove Participants in the Plan from one Plan Year to the next in its sole and absolute discretion.

5.     TARGET AWARDS AND PERFORMANCE GOALS

        Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall establish, in writing, (a) each Participant's Target Award, if any, for the Plan Year, (b) the Performance Goals that must be achieved in order for each Participant to receive an Earned Award, and (c) the formula or other methodology to be used in determining each Participant's Earned Award, if any, for the Plan Year, which formula or methodology shall require that the applicable Performance Goals must be achieved in order for a Participant to receive an Earned Award. Target Awards, Performance Goals, and the formula or methodology for determining Earned Awards need not be the same for all Participants.

        As determined by the Committee, the performance goals may provide for a targeted level or levels of performance for a Plan Year based on one or more of the following measures: (i) absolute or relative total shareholder return; (ii) return on assets, return on equity, or return on capital employed; (iii) earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (iv) cash flow from operations; (v) gross or net revenues or gross or net margins; (vi) levels of operating expense or other expense items reported on the income statement;

(vii) measures of customer satisfaction and customer service; (viii) safety; (ix) annual or multi-year production or average production growth; (x) annual or multi-year sales or average sales growth; (xi) annual or multi-year production or sales volume; (xii) annual or multi-year absolute or per-unit operating and maintenance costs; (xiii) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (xiv) debt ratios or other measures of credit quality or liquidity; (xv) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (xvi) annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (xvii) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; and (xviii) staffing and retention.

        The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The performance goals may differ from Participant to Participant. The Committee may, subject to the requirements of Code Section 162(m) for awards intended to be performance-based, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal to exclude (A) any extraordinary or non-recurring items as described in the applicable accounting rules, (B) the effect of any changes in accounting principles affecting the reported results of the Company or a business unit, or (C) any other adjustment consistent with the requirements of Code Section 162(m) that is pre-specified for the Plan Year by the Committee.

        Each Participant shall be promptly notified of his or her participation in the Plan for a Plan Year, the Target Award for such Participant for the Plan Year, the Performance Goals applicable to the Participant for the Plan Year, and the formula or other methodology to be used in determining the Participant's Earned Award for the Plan Year.

6.     COMPUTATION OF EARNED AWARDS AND CERTIFICATION OF PERFORMANCE GOALS

        Following the conclusion of each Plan Year, the Committee shall certify the levels of attainment of the Performance Goals for the prior Plan Year and calculate the potential Earned Award amount for each Participant in accordance with the formula or other methodology adopted by the Committee in accordance with Section 5 at the beginning of such Plan Year. The incentive award amounts to be paid to any Code Section 162(m) covered employee with respect to any Plan Year shall not exceed the Maximum Award amount. The Committee may, in its sole and absolute discretion and for any reason (including individual performance), reduce or eliminate the amount of the potential Earned Award otherwise payable. In no event shall a Participant receive an Earned Award under this Plan if the Performance Goals applicable to such Participant for the Plan Year are not satisfied.

7.     PAYMENT OF AWARDS

        All Earned Awards shall be payable as soon as reasonably practicable after the end of the Plan Year and the Committee's certification of Performance Goals and computation of Earned Awards, but in no event later than March 15th of the subsequent Plan Year unless otherwise deferred. All or any portion of an Earned Award shall be payable in cash or in Stock, as determined by the Committee in its sole discretion. Any portion of an Earned Award payable in Stock shall be paid pursuant to the terms of an equity plan maintained by the Company to the extent permitted by the terms of such plan.

        Participants must be employed or on a Company-approved leave of absence on the date of payment in order to receive payment of their Earned Awards, except as otherwise determined by the Committee.

        Participation in the Plan does not guarantee the Participant the payment of an award. All awards under the Plan are discretionary and subject to approval of the Committee.

8.     MAXIMUM AWARD

        The Maximum Award payable to any Participant who is determined to be a covered employee for purposes of Code Section 162(m) with respect to any Plan Year shall be $5,000,000.

9.     GENERAL PROVISIONS

  (a)
  Termination; Amendment.    The Board may at any time amend or terminate this Plan, except that no amendment will be effective without approval by the Company's stockholders if such approval is necessary to qualify amounts payable hereunder as qualified performance-based compensation under Code Section 162(m).

  (b)
  Recoupment of Awards.    Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (i) any such policy and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

  (c)
  No Employment or Award Rights.    Nothing in this Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or to receive any amounts under this Plan.

  (d)
  No Assignment of Benefits.    Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant's interest under this Plan.

  (e)
  Withholding.    All Earned Awards to be paid under the Plan shall be subject to applicable Federal, state and local income and employment taxes and any other amounts that the Company or a subsidiary is required by law to deduct and withhold from such amounts.

  (f)
  Plan Unfunded.    Amounts payable under the Plan shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive payment of an Earned Award shall be only those of an unsecured general creditor, and neither the Company nor the Board or the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities.

  (g)
  Severability.    If any provision of this Plan is held unenforceable, the remainder of this Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in this Plan.

  (h)
  Governing Law.    This Plan will be construed in accordance with and governed by the laws of the State of Colorado, without reference to the principles of conflict of laws.

  (i)
  Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in any construction of the provisions of this Plan.

  (j)
  409A.    This Plan and all awards payable hereunder are intended to satisfy an exception from the requirements imposed by Code Section 409A. This Plan shall be interpreted accordingly or, if necessary, shall be interpreted to the maximum extent possible to comply with Code Section 409A.

  (k)
  Stockholder Approval; Effective Date of the Plan.    The initial effective date of the Plan was April 20, 2008. The effective date of the amended and restated Plan is May 29, 2012, subject to the approval of the Company's stockholders at the 2012 Annual Meeting of Stockholders on that date. The amended and restated Plan was approved by the Board of Directors of the Company on March 21, 2012, subject to the approval of the Company's stockholders. No amount shall be paid to any Participant under the amended and restated Plan unless such stockholder approval has been obtained.

Appendix B

        INTREPID POTASH, INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated Effective May 29, 2012)

(Originally Adopted on April 20, 2008, as the Intrepid Potash, Inc. 2008 Equity Incentive Plan)

B-i

B-ii

INTREPID POTASH, INC.
EQUITY INCENTIVE PLAN
(Amended and Restated Effective May 29, 2012)
(Originally Adopted on April 20, 2008, as the Intrepid Potash, Inc. 2008 Equity Incentive Plan)

1.     ESTABLISHMENT AND PURPOSE

  1.1
  Establishment.    On April 20, 2008, the Board of Directors and stockholders of the Company established the Intrepid Potash, Inc. 2008 Equity Incentive Plan effective April 20, 2008. On March 21, 2012, the Board of Directors of the Company approved this amendment and restatement of the Plan, subject to the approval of the Company's stockholders at the 2012 Annual Meeting of Stockholders. Among other things, the amendment and restatement changes the Plan's name to the Intrepid Potash, Inc. Equity Incentive Plan. The Plan shall become effective upon the date on which the Plan is approved by the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect as provided in Section 19. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, and Other Stock-Based Awards in accordance with the terms hereof.

  1.2
  Purpose.    The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals whose substantial contributions are essential to the continued growth and success of the business of the Company, to provide additional incentives for such individuals to whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such individuals with the interests of the stockholders of the Company.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

  2.1
  "Acquiror" means as defined in Section 2.9.

  2.2
  "Affiliate" means with respect to the Company, (a) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (b) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

  2.3
  "Award" means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards.

  2.4
  "Award Agreement" means the agreement or statement setting forth the terms and conditions applicable to each Award. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

  2.5
  "Benefit Arrangement" means as defined in Section 13.

  2.6
  "Board" or "Board of Directors" means the board of directors of Intrepid Potash, Inc.

  2.7
  "Business Combination" means as defined in Section 2.9.

  2.8
  "Cash-Based Award" means an Award granted to a Participant, whose value is determined by the Committee, as described in Section 9.

  2.9
  "Cause" means, as determined by the Committee and unless otherwise provided in the Award Agreement and any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) any willful breach of any material written policy of the Company or an Affiliate that results in material and demonstrable liability or loss to the Company or the Affiliate; (b) engaging in any conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (c) a conviction of or entry of a guilty plea or plea of nolo contendere to a felony; or (d) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. No act or failure to act by the Service Provider shall be deemed "willful" if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

  2.10
  "Change of Control" means and shall be deemed to have occurred upon the occurrence of any one of the following:

  (a)
  the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, other than any acquisition (i) directly from, or by, the Company, (ii) by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (iii) by Robert P. Jornayvaz III or Hugh E. Harvey, Jr. (collectively the "Principals"), or by any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that is controlled by either or both of the Principals;

  (b)
  at any time during any 24-month period (not including any period ending prior to the Effective Date), the individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the "Incumbent Directors") cease for any reason to constitute a majority of the Board; provided, however, that no individual will be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-12(c) promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Company Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest;

  (c)
  consummation, in one transaction or a series or related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect,

      of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who were the "beneficial owners" of outstanding voting securities of the Company immediately prior to such Business Combination "beneficially own," by reason of such ownership of the Company's voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

    (d)
    approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

    A Person will not be deemed to be a member of a "group" for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals that requires such Person to vote the voting stock of the Company in a manner specified by the Principals.

  2.11
  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

  2.12
  "Committee" means the Compensation Committee or other committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to (a) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (b) consist solely of persons who qualify as an "outside director" within the meaning of Section 162(m) of the Code, and (c) consist solely of persons who qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, with each such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or the Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board pursuant to Section 3.2.

  2.13
  "Company" means Intrepid Potash, Inc., a Delaware corporation.

  2.14
  "Corporate Event" means an event described in Section 14.1.

  2.15
  "Disabled" or "Disability" means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to perform the essential duties of the Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

  2.16
  "Dividend Equivalent" means a right granted under Section 11.

  2.17
  "Effective Date" means May 29, 2012, the effective date of the Plan as amended and restated. The initial effective date of the Plan was April 20, 2008.

  2.18
  "Employee" means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company's standard personnel policies and practices.

  2.19
  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

  2.20
  "Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option.

  2.21
  "Fair Market Value" means the fair market value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

  2.22
  "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

  2.23
  "Good Reason" means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) a material reduction in the Service Provider's base salary, (b) a material diminution of the Service Provider's title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (c) the assignment to the Service Provider of any duties inconsistent in an adverse respect with the Service Provider's position (including reporting requirements), authority, or material responsibilities, or the removal of the Participant's authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (d) a transfer of the Service Provider's primary workplace by more than fifty (50) miles from the current workplace without the Service Provider's consent, or (e) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

  2.24
  "Grant Date" means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

  2.25
  "Grant Price" means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

  2.26
  "Incentive Stock Option" means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

  2.27
  "Incumbent Directors" means as defined in Section 2.9.

  2.28
  "Minimum Statutory Withholding" means as defined in Section 12.

  2.29
  "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

  2.30
  "Option" means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

  2.31
  "Other Agreement" means as defined in Section 13.

  2.32
  "Other Stock-Based Award" means an Award that is granted to a Participant under Section 10.

  2.33
  "Parachute Payment" means as defined in Section 13.

  2.34
  "Participant" means any eligible individual as defined in Section 5 who holds one or more outstanding Awards under the Plan.

  2.35
  "Performance Award" means an Award made subject to the achievement of Performance Goals granted under Section 9, denominated in shares of Stock ("Performance Shares") or units in the form of a bookkeeping entry representing the equivalent of shares of Stock ("Performance Units"), or a Cash-Based Award in the form of a bookkeeping entry, subject to the terms of the Plan, the value of which at the time it is payable in Stock or cash is determined based upon the extent to which the corresponding Performance Goals have been achieved.

  2.36
  "Performance Goals" means as defined in Section 9.2.

  2.37
  "Performance Period" means the period of time during which the Performance Goals must be achieved in order to determine the degree of vesting or payout with respect to an Award. Performance Periods may overlap.

  2.38
  "Person" means as defined in Section 2.9.

  2.39
  "Plan" means this Intrepid Potash, Inc. Equity Incentive Plan, as amended and restated (formerly known as the Intrepid Potash, Inc. 2008 Equity Incentive Plan).

  2.40
  "Principals" means as defined in Section 2.9.

  2.41
  "Restricted Stock" means an Award of shares of Stock granted under Section 8.

  2.42
  "Restricted Stock Unit" or "RSU" means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

  2.43
  "Restriction Period" means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

  2.44
  "Securities Act" means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

  2.45
  "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant's change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a "separation from service" with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

  2.46
  "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

  2.47
  "Stock" or "Common Stock" means a share of Intrepid Potash, Inc., common stock, $0.001 par value per share.

  2.48
  "Stock Appreciation Right" or "SAR" means an Award granted under Section 7.

  2.49
  "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

  2.50
  "Substitute Awards" means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

3.     PLAN ADMINISTRATION

  3.1
  General.    The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.

  (a)
  In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

  (b)
  The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider's Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant's written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

    (c)
    As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

    (d)
    The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

  3.2
  Delegation by the Committee or the Board.    The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) cause Awards intended to qualify as "performance-based" compensation under Section 162(m) of the Code to fail to so qualify, (c) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (d) be impermissible under the Delaware General Corporation Law.

  3.3
  Limitations on Authority.    The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company's charter, bylaws, or other binding contract, or in the Compensation Committee's charter, or in applicable law.

  3.4
  Deferral Arrangement.    The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

  3.5
  No Liability.    No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

  3.6
  Book Entry.    Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

4.     STOCK SUBJECT TO THE PLAN

  4.1
  Number of Shares.    Subject to adjustment as provided in Section 14, a total of 4,119,409 shares of Stock may be delivered pursuant to Awards granted under the Plan after December 31, 2011, subject to adjustment as provided in Section 4.3. Subject to adjustment as provided in Section 14, any or all of the 4,119,409 shares shall be available for delivery for Awards of Incentive Stock Options. Stock issued or to be issued under the Plan shall be either (a) authorized but unissued shares or, (b) to the extent permitted by applicable law, issued shares that have been reacquired by the Company or any Subsidiary.

  4.2
  Individual Award Limits.    Subject to adjustment as provided in Section 14, the maximum number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted to any Participant in a calendar year shall be 500,000 shares. Subject to adjustment as provided in Section 14, in connection with a Participant's commencement of service with the Company or an Affiliate, a Participant may be granted Options and Stock Appreciation Rights for up to an additional 500,000 shares, which shall not count against the limit set forth in the previous sentence. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock that may be granted to any Participant in a calendar year for Awards of Restricted Stock, Restricted Stock Units and Performance Shares that are intended to qualify as performance-based awards under Section 162(m) of the Code shall be 500,000 shares. Subject to adjustment as provided in Section 14, the maximum amount that may be paid to any Participant for Awards of Performance Units that are intended to qualify as performance-based awards under Section 162(m) of the Code for an annual Performance Period shall be 500,000 shares and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is 12. Subject to adjustment as provided in Section 14, the maximum amount that may be paid to any Participant for Cash-Based Awards that are intended to qualify as performance-based awards under Section 162(m) of the Code for an annual Performance Period shall be $10,000,000 and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is 12.

  4.3
  Share Counting.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (either by actual deliver or by attestation) or by withholding shares of Stock, the number of shares of Stock tendered or withheld shall be again available for purposes of determining the maximum number of shares of Stock available for Awards under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will also be available under the Plan.

5.     ELIGIBILITY AND PARTICIPATION

        Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity's outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.     STOCK OPTIONS

  6.1
  Grant of Options.    Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

  6.2
  Award Agreement.    Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

  (a)
  Exercise Price.    The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

  (b)
  Number of Shares.    Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

  (c)
  Term.    Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

    (d)
    Restrictions on Exercise.    The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant's exercise of such Option would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the "Extended Exercise Period"). The Award Agreement may also provide for the automatic exercise of any such Option in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

  6.3
  Exercise of Option.

  (a)
  Manner of Exercise.    An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

  (b)
  Payment.    A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of shares of Stock otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

  (c)
  Delivery of Shares.    Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant's ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

  6.4
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

  6.5
  Limitations on Incentive Stock Options.

  (a)
  General; Initial Exercise.    Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

  (b)
  Ten Percent Stockholders.    An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

  (c)
  Notification of Disqualifying Disposition.    If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

  6.6
  Transferability.    Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant's guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

  6.7
  Family Transfers.    If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

  6.8
  Rights of Holders of Options.    Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.     STOCK APPRECIATION RIGHTS

  7.1
  Grant of Stock Appreciation Rights.    Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

  7.2
  Award Agreement.    Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

  (a)
  Grant Price.    The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

  (b)
  Number of Shares.    Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

  (c)
  Term.    Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

  (d)
  Restrictions on Exercise.    The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant's exercise of such right would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

  7.3
  Exercise of Stock Appreciation Right.    A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

  (b)
  The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

    Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination as to the form of settlement shall be set forth in the Award Agreement.

  7.4
  Effect of Exercise.    If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

  7.5
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant's Service to the same extent that its related Option is exercisable following the Participant's termination of Service.

  7.6
  Transferability.    A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  8.1
  Grant of Restricted Stock or Restricted Stock Units.    Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

  8.2
  Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

  8.3
  Restrictions on Transfer.    Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

  8.4
  Forfeiture; Other Restrictions.    The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

  8.5
  Restricted Stock Units.    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

  8.6
  Termination of Service.    Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant's Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

  8.7
  Stockholder Privileges.    Unless otherwise determined by the Committee and set forth in the Award Agreement:

  (a)
  A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

  (b)
  A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.     QUALIFIED PERFORMANCE BASED COMPENSATION

  9.1
  Grant or Vesting of Award Subject to Objective Performance Goals.    The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals, in accordance with the "qualified performance based compensation" exception to Section 162(m) of the Code. Subject to the terms of the Plan, the Committee may grant Performance Shares, Performance Units and/or Cash-Based Awards in such amounts and upon such terms as the Committee shall determine. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant to receive shares of Stock or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

  9.2
  Establishment of Performance Goals.    All Performance Goals established pursuant to this Section 9.2 shall be objective and shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (and in no event after passage of more than 25% of the period to which the Performance Goal relates). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period. The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following measures: (a) absolute or relative total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year production or average production growth; (j) annual or multi-year sales or average sales growth; (k) annual or multi-year production or sales volume; (l) annual or multi-year absolute or per-unit operating and maintenance costs; (m) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (n) debt ratios or other measures of credit quality or liquidity; (o) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (p) annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (q) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; and (r) staffing and retention (the "Performance Goals"). The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may, subject to the requirements of Section 162(m) of the Code for Awards intended to be performance-based, provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal to exclude (i) any extraordinary or non-recurring items as described in the applicable accounting rules, (ii) the effect of any changes in accounting principles affecting the reported results of the Company or a business unit, or (iii) any other adjustment consistent with the requirements of Section 162(m) of the Code that is pre-specified by the Committee. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

  9.3
  Value of Performance Shares, Performance Units and Cash-Based Awards.    Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a share of Stock. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units and Cash-Based Awards that will be paid to the Participant.

  9.4
  Achievement of Performance Goals; Earning of Awards.    Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement (which provisions shall comply with Section 162(m) of the Code), in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.

  9.5
  Payment of Performance Awards.    The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Units and Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) following the Committee's determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Any payment of shares of Stock or cash may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

  9.6
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units or Cash-Based Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units or Cash-Based Awards and may reflect distinctions based upon the reason for termination.

  9.7
  Transferability.    Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

  9.8
  Stockholder Rights.    A Participant receiving a Performance Share, Performance Unit or Cash-Based Award shall have the rights as a stockholder only as to shares of Stock, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares of Stock subject to the Award but not actually issued to such Participant.

10.   OTHER STOCK-BASED AWARDS

        From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan.

11.   DIVIDENDS AND DIVIDEND EQUIVALENTS

        Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award; provided, however, in no event may dividends and Dividend Equivalents be paid on Awards that vest or pay based on the achievement of Performance Goals until and to the extent the Award is earned, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.   TAX WITHHOLDING

        The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

        In accordance with any procedures that may be determined by the Committee, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income ("Minimum Statutory Withholding") obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any period as may be required by the Company). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

13.   PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14.   EFFECT OF CHANGES IN CAPITALIZATION

  14.1
  Changes in Stock.    The number of shares of Stock for which Awards may be made under the Plan and the individual Award share and dollar limits in Section 4.2 shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a "Corporate Event"). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.2
  Change of Control.

  (a)
  Effect of a Change of Control.    Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, provide at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different treatment to apply to an outstanding Award at any time prior to, coincident with or after the time of a Change of Control. Unless otherwise provided by the Committee, the following subsections 14.2(b) and 14.2(c) shall apply to outstanding Awards.

    (b)
    Continuation, Assumption or Substitution of Awards.    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror's stock. Subject to Section 14.2(a), if an Award is continued, assumed or substituted by the Acquiror and within 24 months after the consummation of a Change of Control (i) the Participant's service is terminated by the Acquiror (or its affiliate) without Cause or (ii) the Participant resigns for Good Reason, the following shall apply: (1) any and all Options and SARs shall become immediately exercisable as of the termination or resignation; and (2) any restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Other Stock-Based Awards shall lapse and the Award shall be paid in cash or stock as provided in the Award Agreement, except as required for compliance with the requirements of Section 409A of the Code; provided, however, that such Awards subject to any performance-based conditions shall be paid at the target level for the full calendar year of such termination or resignation and any prior periods.

    (c)
    No Continuation, Assumption or Substitution of Awards.    Subject to Section 14.2(a), the Committee may take any one or more of the following actions with respect any outstanding Awards that are not continued, assumed, or substituted with substantially equivalent awards by the Acquiror in connection with a Change of Control:

    (i)
    provide that any or all such outstanding Awards shall be fully vested, exercisable, and/or payable regardless of whether all vesting conditions relating to length of service, attainment of Performance Goals, or otherwise have been satisfied;

    (ii)
    provide that any Awards shall expire at the time of the Change of Control; provided, however, that the Committee shall not provide for expiration of outstanding Awards unless it has also provided that such Awards are fully vested, exercisable, and/or payable upon the Change of Control;

    (iii)
    with respect to Options or Stock Appreciation Rights, the Committee may provide that the holder thereof shall receive a cash payment in exchange for the cancellation of such Award, equal to the excess, if any, between the Fair Market Value of a share of Stock immediately prior to the Change of Control and the per share Exercise Price or Grant Price set forth in the Award Agreement, multiplied by the number of shares of Stock then covered by the Award; or

    (iv)
    make any other provision for such outstanding Awards as the Committee deems appropriate, including, but not limited to, providing that the vesting conditions relating to length of service, attainment of Performance Goals, or otherwise shall continue unaffected.

    (d)
    Section 409A and Change of Control.    If an Award subject to Section 14.2(b) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant's "separation from service" (within the meaning of Section 409A of the Code). If a Participant's termination or resignation is not a

      "separation from service" or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change of Control.

    The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

  14.3
  Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.    Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.4
  Adjustment.    Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.5
  No Limitations on the Company.    The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.   REQUIREMENTS OF LAW

  15.1
  General.    The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  15.2
  Rule 16b-3.    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.   GENERAL PROVISIONS

  16.1
  Disclaimer of Rights.    No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

  16.2
  Nontransferability of Awards.    Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant's death, a Participant's rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

  16.3
  Changes in Accounting or Tax Rules.    Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

  16.4
  Nonexclusivity of the Plan.    The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

  16.5
  Captions.    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

  16.6
  Other Award Agreement Provisions.    Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

  16.7
  Other Employee Benefits.    The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

  16.8
  Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

  16.9
  Governing Law.    The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

  16.10
  Section 409A.    Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant's rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a "specified employee" (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a "separation of service" (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such "separation from service." Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

  16.11
  Recoupment of Awards.    Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

  16.12
  Repricing.    Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

17.  AMENDMENT, MODIFICATION AND TERMINATION

  17.1
  Amendment, Modification, and Termination.    Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

  17.2
  Awards Previously Granted.    Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.   STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

        The initial effective date of the Plan was April 20, 2008. The effective date of the amended and restated Plan is May 29, 2012, subject to the approval of the Company's stockholders at the 2012 Annual Meeting of Stockholders on that date. The amended and restated Plan was approved by the Board of Directors of the Company on March 21, 2012, subject to the approval of the Company's stockholders. No amount shall be paid to any Participant under the amended and restated Plan unless such stockholder approval has been obtained within the period ending 12 months after the date the amended and restated Plan was adopted by the Board.

19.   DURATION

        Unless sooner terminated by the Board, this Plan shall terminate automatically on May 28, 2022, which is 10 years from the Effective Date. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01G3QC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1. The Board of Directors recommends that you vote FOR Proposals 2-5. For Against Abstain 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012. For Against Abstain 3. The approval, on an advisory basis, of our executive compensation. 5. The approval of the Intrepid Potash, Inc. Equity Incentive Plan, as amended and restated. 1. The election of two Class I directors to our Board of Directors to serve three-year terms expiring at our 2015 annual meeting of stockholders. 01 - Terry Considine 02 - Chris A. Elliott IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 4. The approval of the Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated. B Non-Voting Items Change of Address — Please print new address below. 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 MMMMMMMMMMMMMMM MMMMMMMMMMMM 1 3 5 8 7 5 1 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Mountain Daylight Time, on May 29, 2012. Vote by Internet • Go to www.envisionreports.com/IPI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

2012 Annual Meeting of Stockholders of Intrepid Potash, Inc. May 29, 2012, 10:00 a.m. (Mountain Daylight Time) Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202 This proxy is solicited on behalf of the Board of Directors of Intrepid Potash, Inc. for the Annual Meeting of Stockholders to be held on May 29, 2012. The undersigned hereby appoints David W. Honeyfield and Martin D. Litt, and each of them, the undersigned’s true and lawful agents and proxies (with full power of substitution in each) to represent and to vote as directed all common stock of Intrepid Potash, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders of Intrepid Potash, Inc. to be held at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, on May 29, 2012, at 10:00 a.m. local time, or at any adjournment or postponement thereof (the “Stockholders’ Meeting”), upon those matters as described in the Proxy Statement. The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the Stockholders’ Meeting (including any adjournment or postponement thereof). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2-5. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. Proxy — Intrepid Potash, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 29, 2012. The Proxy Statement and Annual Report are available at envisionreports.com/IPI. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q